As Filed with the Securities and Exchange Commission on December 12, 2006
                           Registration No. 333-133749

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                             AMENDMENT NO. 4 TO THE
                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 FTS  Group,  Inc.
                 (Name  of  small  business  issuer  in  its  charter)

        Nevada                         2253                    84-1416864
(State  or  jurisdiction  (Primary  Standard Industrial     (I.R.S. Employer
  of incorporation or     or Classification Code Number)  Identification Number)
    organization)

                7610 West Hillsborough Ave., Tampa, Florida 33615
                            Telephone: (813) 868-3600
          (Address and telephone number of principal executive offices)

                7610 West Hillsborough Ave., Tampa, Florida 33615
                            Telephone: (813) 868-3600
(Address of principal place of business or intended principal place of business)

                                 Scott Gallagher
                             Chief Executive Officer
                                 FTS Group, Inc.
                7610 West Hillsborough Ave., Tampa, Florida 33615
                            Telephone: (813) 868-3600
            (Name, address and telephone number of agent for service)

                                    COPY TO:
                               Amy M.Trombly, Esq.
                          1320 Centre Street, Suite 202
                                Newton, MA 02459
                              phone (617) 243-0060
                               fax (617) 243-0066

  Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                                               Proposed maximum    Proposed maximum
   Title of each class of      Amount to be     offering price         Aggregate          Amount of
securities to be registered   registered (1)   per security (2)     offering price     registration fee
---------------------------   --------------   ----------------     --------------     ----------------
Common stock par value
$0.001 per share                212,848,288          $0.07          $14,899,380.16        $ 1,594.23
---------------------------   --------------   ----------------     --------------     ----------------

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Act"), this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) The price of $0.07 per share, which was the average of the high and low prices of the Registrant's common stock, as reported on the Over-The-Counter Bulletin Board on April 21, 2006 is set forth solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended.

(3) Of the shares being registered, 92,931,100 are being registered for potential conversions related to the outstanding note. The conversion price of the note is $0.04 or eighty-five percent (85%) of the weighted average volume price of the Common Stock using the AQR function as reported by Bloomberg, L.P. for the Principal Market ("VWAP") for the five (5) trading days preceding such Repayment Date and 84,396,684 shares are being registered underlying outstanding warrants priced at $0.0239, $0.02868 and $0.04.

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Act"), this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                   PROSPECTUS
                                 FTS GROUP, INC.
                        OFFERING UP TO 212,848,288 SHARES
                                 OF COMMON STOCK

This prospectus relates to the resale of up to 212,848,288 shares of our common stock by selling shareholders. We are not selling any securities in this offering and therefore will not receive any proceeds from this offering. We may, however, receive proceeds from the exercise of warrants. All costs associated with this registration will be borne by us.

Our common stock is traded on the Over-The-Counter Bulletin Board under the trading symbol "FLIP.OB." On December 8, 2006, the last reported sale price for our common stock on the OTCBB was $0.05 per share.

                  INVESTING IN OUR COMMON STOCK INVOLVES RISKS.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 4

You should rely only on the information provided in this prospectus or any supplement to this prospectus and information incorporated by reference. We have not authorized anyone else to provide you with different information. Neither the delivery of this prospectus nor any distribution of the shares of common stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. It is a criminal offense to make any representation to the contrary.

Subject  to  Completion,  The  date  of  this  prospectus  is December 12, 2006.

                                TABLE  OF  CONTENTS

PROSPECTUS SUMMARY                                                             3
RISK FACTORS                                                                   4
USE OF PROCEEDS                                                                8
DETERMINATION OF OFFERING PRICE                                                8
DILUTION                                                                       8
SELLING SECURITY HOLDERS                                                       8
PLAN OF DISTRIBUTION                                                          11
LEGAL PROCEEDINGS                                                             12
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS                  12
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                13
DESCRIPTION OF SECURITIES                                                     14
INTEREST OF NAMED EXPERTS AND COUNSEL                                         15
DISCLOSURE  OF  COMMISSION  POSITION  OF  INDEMNIFICATION  FOR  SECURITIES
   ACT LIABILITIES                                                            15
ORGANIZATION WITHIN LAST FIVE YEARS                                           16
DESCRIPTION OF BUSINESS                                                       16
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION                     19
DESCRIPTION OF PROPERTY                                                       24
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                24
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                      25
EXECUTIVE COMPENSATION                                                        25
FINANCIAL STATEMENTS                                                         F-1
CHANGES  IN  AND  DISAGREEMENTS  WITH  ACCOUNTANTS  ON  ACCOUNTING  AND
   FINANCIAL DISCLOSURE                                                       27
INDEMNIFICATION OF DIRECTORS AND OFFICERS                                     27
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION                                   27
RECENT SALES OF UNREGISTERED SECURITIES                                       28

                               PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this prospectus. Because it is a summary, it does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus carefully, including the financial statements and the notes relating to the financial statements.

THE  COMPANY

We are engaged in the acquisition and development of a chain of full service retail wireless stores in the Florida Gulf Coast region and the Philadelphia suburban market. Our primary business is the marketing, sale and activation of cellular and satellite handsets, cellular accessories and other related wireless products such as Wi-Fi service and related access equipment for residential or business purposes. We also market and sell products worldwide through our web sites. On October 5, 2005, we announced a proposal to spin off our subsidiary FTS Wireless following the acquisition of a profitable company. We acquired See World in January 2006. We are still evaluating the feasibility, appropriateness and timing of a potential spin-off.

THE  OFFERING

This prospectus relates to the resale of up to 212,848,288 shares of our common stock by several selling shareholders who obtained shares of our common stock and warrants in a private placement transaction. This prospectus covers the resale of our stock by the selling shareholders either in the open market or to other investors through negotiated transactions.

Common  stock  offered                  212,848,288  shares

Use  of  proceeds                        We  will  not  receive  any  proceeds
                                        from  the  sale  by  the  selling
                                        stockholder  of  our  common
                                        stock.  However,  we  may  receive
                                        proceeds  from  the  exercise  of
                                        warrants.  See  "Use  of  Proceeds."

Symbol  for  our  common  stock         Our  common  stock  trades  on
                                        The  OTCBB  Market  under  the
                                        symbol  "FLIP.OB"

                                HOW TO CONTACT US

Our business address is 7610 West Hillsborough Ave., Tampa, Florida, 33615. Our telephone number is (813) 868-3600.

OUR  CAPITAL  STRUCTURE  AND  SHARES  ELIGIBLE  FOR  FUTURE  SALE

Shares  of  common  stock  outstanding  as  of  May  1, 2006 (1)     129,208,394

Shares  of  common  stock  potentially  issuable  pursuant  to
warrants  registered  in  this  prospectus                            84,396,864

Shares  of  common  stock  potentially  issuable  pursuant  to
convertible  notes  registered  in  this  prospectus                  92,931,100

                                                 Total               306,536,538

(1)  Assumes:

- No exercise of outstanding warrants to purchase an aggregate of 1,036,000 shares of our common stock at an exercise price of $1.50 per share. The warrants expire in 2010.

- No exercise of options outstanding to purchase 598,000 shares of our common stock at exercises prices ranging from $0.81 per share to $2.75 per share. The options expire on July 27, 2007.

- No exercise of warrants outstanding to purchase 3,000,000 shares of our common stock at an exercise price of $0.25 per share. The warrants expire August 7, 2007.

-No conversion of the 1,000,000 shares of Series B Preferred Stock. The shares can be converted the option of either the Company or the holder at any time after January 3, 2008. The 1,000,000 shares of Series B Preferred Stock convert into 25,000,000 shares of common stock.

RISK  FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and information in our periodic reports filed with the SEC. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially and adversely affected and you may lose some or all of your investment.

WE HAD A LOSS FOR THE YEAR ENDED DECEMBER 31, 2005 THERE IS A RISK WE MAY NEVER BECOME PROFITABLE.

We had a net loss of $2,328,353 for the year ended December 31, 2004 and a net loss of $1,997,236 for the year ended December 31, 2005. Our future operations may not be profitable if we are unable to develop and expand our wireless business and our Internet operations. Revenues and profits, if any, will depend upon various factors, including whether we will be able to receive funding to advertise our products or find additional businesses to operate and/or acquire. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN DUE TO RECURRING LOSSES AND WORKING CAPITAL SHORTAGES, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE OBTAIN ADDITIONAL FUNDING.

Our audited financial statements for the fiscal year ended December 31, 2005, reflect a net loss of $1,997,236 and stockholders' deficit of ($7,124) as of December 31, 2005. These conditions raise substantial doubt about our ability to continue as a going concern if sufficient additional funding is not acquired or alternative sources of capital are not developed to meet our working capital needs. If we can not obtain additional funding as needed, our business may fail.

WE MAY, IN THE FUTURE, ISSUE ADDITIONAL SHARES OF OUR COMMON STOCK WHICH WOULD REDUCE INVESTORS PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.

Our articles of incorporation authorize the issuance of 855,000,000 shares of common stock. As of April 28, 2006 we have 114,589,131 shares of our common stock issued and outstanding. We are also authorized to issue 150,000 shares of our Series A 10% convertible preferred stock of which no shares are issued or outstanding and 4,850,000 undesignated preferred shares of which no shares are issued or outstanding. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions will have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

WE ONLY RECENTLY ACQUIRED OUR OPERATING UNITS AND HAVE BEEN SELLING WIRELESS COMMUNICATIONS AND SATELLITE TELEVISION PRODUCTS AND SERVICES FOR A SHORT PERIOD OF TIME AND WE MAY NOT BE ABLE TO SUCCESSFULLY MANAGE OUR BUSINESS.

We began our retail wireless operations in February 2003 with our acquisition of selected assets of Simply Cellular, Inc. Since we have just begun operations in this industry, we may not find commercial acceptance of our products and services. We have no way of predicting whether our marketing efforts will be successful in attracting new customers and acquiring market share. We may not be able to acquire products and technologies that will attract customers without which we cannot operate profitably. As of the period ending June 30, 2006 our wholly owned subsidiary FTS Wireless generated approximately 28.7% of total revenue. The remaining 71.3% came from our wholly owned subsidiary See World Satellites, Inc. acquired on January 3rd, 2006.

OUR OPERATING RESULTS HAVE FLUCTUATED SIGNIFICANTLY IN THE PAST AND WE BELIEVE THEY WILL FLUCTUATE SIGNIFICANTLY FOR THE FORESEEABLE FUTURE. INVESTORS MAY PREFER STABLE AND PREDICTABLE OPERATING RESULTS AND MAY SELL OUR STOCK IF OUR OPERATING RESULTS CONTINUE TO FLUCTUATE OR DO NOT MEET THEIR EXPECTATIONS FOR GROWTH. AS A RESULT YOUR INVESTMENT IN OUR STOCK MAY LOSE VALUE.

Our quarterly results of operations have varied in the past and are likely to continue to vary significantly from quarter to quarter. Our operating expenses are based on expected future revenues and are relatively fixed in the short term. If our revenues are lower than expected, our results of operations could be lower than expected. Additionally, we are unable to forecast our future revenues with certainty because our business plan contemplates the acquisition of new enterprises, which may not occur. Many factors can cause our financial results to fluctuate, some of which are outside of our control.

Quarter-to-quarter comparisons of our operating results may not be meaningful and you should not rely upon them as an indication of our future performance. In addition, during certain future periods our operating results likely will fall below the expectations of public market analysts and investors. In this event, the market price of our common stock likely would decline.

WE NEED ADDITIONAL CAPITAL TO GROW OUR BUSINESS AND IF WE DO NOT FIND SUCH CAPITAL ON ACCEPTABLE TERMS, WE WILL NOT BE ABLE TO FULLY IMPLEMENT OUR BUSINESS PLAN.

We believe we must grow our operations to generate enough revenue to cover our operating and overhead costs. Therefore, our business plan contemplates the acquisition of new enterprises. The proceeds from our existing financial arrangement may not be sufficient to fully implement our business plan.
Additionally, we may not be able to generate sufficient revenues from our existing operations to fund our capital requirements. Accordingly, we may require additional funds to enable us to operate profitably. Such financing may not be available on terms acceptable to us. We currently have no bank borrowings or credit facilities, and we may not be able to arrange any such debt financing. Additionally, we may not be able to successfully consummate additional offerings of stock or other securities in order to meet our future capital requirements. If we cannot raise additional capital through issuing stock or bank borrowings, we may not be able to sustain or grow our business.

TO BECOME PROFITABLE AND GROW, WE MUST SUCCESSFULLY INTEGRATE NEW BUSINESSES.

Our success depends upon our ability to identify and acquire undervalued businesses. Although we have identified certain companies available for potential acquisition that are undervalued and might offer attractive business opportunities, we may not be able to negotiate profitable acquisitions. If we do make business acquisitions, we must continue to implement and improve our operational, financial and management information systems. We must also hire, train and retain additional qualified personnel, continue to expand and upgrade core technologies, and effectively manage our relationships with customers, suppliers, and other third parties. If we expand as anticipated, expansion could place a significant strain on our current services and support operations, sales and administrative personnel, capital resources, and other company resources. If we fail to effectively manage our growth, our expenses may increase which could lower our earnings or prevent us from becoming profitable. Failure to effectively manage our growth could also result in us failing to generate sufficient revenues to become profitable.

WE DEPEND ON MR. SCOTT GALLAGHER, OUR CHIEF EXECUTIVE OFFICER, AND IF HE LEAVES US, WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN.

Our success in achieving our growth objectives depends upon the efforts of our top management team including the efforts of Mr. Scott Gallagher. The loss of Mr. Gallagher's services would negatively affect our ability to implement our business plan, and, as a result, our financial condition, including our cash position, ability to obtain funding and generate revenues would be harmed. Although we intend to apply for key-man life insurance, we do not currently maintain key life insurance policies for Mr. Gallagher.

OUR STOCK PRICE IS VOLATILE AND YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT A PRICE HIGHER THAN WHAT YOU PAID.

The market for our common stock is highly volatile. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations. During the past six months our share price has moved between $0.04 and $0.07, and the average daily trading volume has varied between 1,500 shares per day and 5,589,500 shares per day. As a result, the market price of our common stock could decrease without regard to our operating performance. In addition, we believe factors such as quarterly fluctuations in our financial results, announcements of technological innovations or new products by our competitors or us, changes in prices of our products and services or our competitors' products and services, changes in our product mix and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. If our stock price fluctuates, you may not be able to sell your shares at a price higher than what you paid.

THE LIMITED TRADING VOLUME OF OUR STOCK MAY DEPRESS THE PRICE OF OUR STOCK OR CAUSE IT TO FLUCTUATE SIGNIFICANTLY.

There has been a limited public market for our common stock and an active trading market for our common stock may not develop. As a result, you may not be able to sell your common stock in short time periods, or possibly at all.


WE MUST COMPLY WITH PENNY STOCK REGULATIONS WHICH COULD EFFECT THE LIQUIDITY AND PRICE OF OUR STOCK.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Prior to a transaction in a penny stock, a broker-dealer is required to: Deliver a standardized risk disclosure document prepared by the SEC; Provide the customer with current bid and offers quotations for the penny stock; Explain the compensation of the broker-dealer and its salesperson in the transaction; Provide monthly account statements showing the market value of each penny stock held in the customer's account; Make a special written determination that the penny stock is a suitable investment for the purchaser and receives the purchaser's; and Provide a written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity in the secondary market for our stock. Because our shares are subject to the penny stock rules, you may find it more difficult to sell your shares.

WE DEPEND IN THIRD PARTY VENDORS FOR 100% OF OUR BUSINESS AS WE DO NOT OWN ANY WIRELESS NETWORKS OR MANUFACTURING CAPABILITIES. IF WE ARE NOT ABLE TO SECURE COST-EFFECTIVE PRODUCTS WE MAY NOT BE ABLE TO REMAIN PROFITABLE OR SUSTAIN OUR REVENUES AND MAY LOSE MONEY.

Our performance depends on our ability to purchase products in sufficient quantities at competitive prices and on our vendors' ability to make and deliver high quality products in a cost effective, timely manner. Some of our smaller vendors have limited resources, production capacities, and limited operating histories. We have no long-term purchase contracts or other contracts that provide continued supply, pricing or access to new products and any vendor or distributor could discontinue selling to us at any time. We may not be able to acquire the products that we need in sufficient quantities or on terms that are acceptable to us in the future. As a result, we may not become profitable.

WE EARN REVENUE BASED ON AGREEMENTS WITH CELLULAR AND SATELLITE SERVICE PROVIDERS AND, IF THE CONTRACTS ARE CANCELED WE WOULD LOSE 100% OF THE REVENUE
GENERATED  FROM  THESE  ACTIVITIES.

We earn revenues by providing cellular and satellite activations for major wireless carriers such as Metro PCS, Cingular, Sprint/Nextel, and GlobalStar. These agreements are partly based on geography and we signed contracts to earn revenues from activations in Florida. Our agreements may be cancelled at any time by either party. If any of our agreements are cancelled, we will not earn activations through that carrier which will cause our revenues to decrease. If we do not provide activations for a broad line of carriers, our stores will not be as competitive. As a result, our revenues may decrease and we may not become profitable.

WE MAY NOT BE ABLE TO SUCCESSFULLY COMPETE WITH OTHER COMPANIES WHICH WOULD NEGATIVELY AFFECT OUR EARNINGS AND POSSIBLY CAUSE A DECLINE IN OUR STOCK.

We operate in a highly competitive environment. We principally compete with other independent retailers, privately held chains that offer a broad range of products and carrier owned and operated stores with more name recognition and brand identity than us. We believe that success in the industry is based on maintenance of product quality, competitive pricing, delivery efficiency, customer service and satisfaction levels, maintenance of satisfactory dealer relationships, and the ability to anticipate technological changes and changes in customer preferences. Additionally, we believe competition may become more intense over time due to an increasing percentage of customers that already own the products we sell. If we can not compete in our markets, we will not sell a sufficient number of products to generate enough revenues to become profitable. Additionally, our suppliers, whose products we distribute, or major cellular phone manufacturers, may acquire, startup, and or expand their own distribution systems to sell directly to commercial and retail customers which would cause us to lose revenue which could ultimately cause a decline in the value of our stock.

THE TELECOMMUNICATIONS INDUSTRY IS CONSTANTLY EVOLVING AND IF THE INDUSTRY DOES NOT REMAIN AN ATTRACTIVE INVESTMENT OPPORTUNITY FOR US WE MAY HAVE TO SHIFT OUR BUSINESS PLAN WHICH COULD RESULT IN LOWER OR NO EARNINGS AND OUR STOCK PRICE COULD DECLINE.

The technology that our products rely on is constantly changing. The rapid change in technology may lead to the development of wireless telecommunications services or alternative services that consumers prefer over traditional cellular. As a result, we must continue to stay current with new technologies and offer products and services that meet customer demands. It is difficult to predict how our product line will evolve over time and what our profitability margins will be on future products. It is also difficult to predict whether consumers will purchase new products to take advantage of advancements in technology. There is uncertainty as to the extent to which airtime charges and monthly recurring charges may continue to decline. If the technology that our products rely on changes in a way that reduces customer demand for our products or reduces the profitability of our products, we may have to adjust our business plan. If we adjust our business plan, our revenues and earnings may decrease and our stock price may move lower.

WE SELL PRODUCTS THAT RELY ON THIRD PARTY NETWORKS TO OPERATE; IF A NETWORK DISRUPTION OCCURS WE WOULD NO LONGER BE ABLE TO SELL THESE PRODUCTS AND WOULD LOSE 100% OF THE RELATED REVENUE GENERATED FROM THE SALE OF WIRELESS HANDSETS WHILE THE NETWORK WAS DOWN.

The products we sell rely on the efficient and uninterrupted operation of cellular and satellite networks, which are built and maintained by third parties such as Cingular and Sprint. Any failure of these cellular or satellite systems could cause our products to work poorly or not at all. A failure by these third parties to maintain their cellular and satellite systems could result in lower sales of our products which could reduce our revenues and lower our earnings. Additionally, our customers may not understand that the failure of a cellular or satellite system is due to a third party rather than our products and our reputation could be harmed. If our reputation is harmed, we may have difficulty selling our products. We may have to increase our advertising costs to repair our reputation or educate consumers. As a result, a third party failure may result in us failing to become profitable or, if we become profitable, we may not be able to sustain profitability.

                                 USE OF PROCEEDS

The 212,848,288 shares of common stock covered by this prospectus are to be sold by certain selling shareholders who will receive all of the proceeds from such sales. We will not receive any proceeds from the sale of our common shares. However, we may receive proceeds from the exercise of warrants. We can not predict when, or if, we will receive proceeds from the exercise of the warrants. It is possible the warrants will expire and will never be exercised. The proceeds from our exercise of warrants, if any, will be used for working capital and general corporate expenses, expansion of our internal operations and potential acquisition costs, although we do not currently have any agreements or arrangements for pending acquisitions. If all of the warrants from this offering are exercised, we will receive a total of $1,950,396.20. $1,332,632.60 if all of the Class A Warrants are exercised, $555,263.65 if all of the Class B Warrants are exercised and $62,500 if all of the warrants issued to Olympus Securities are exercised.

Proceeds of the offering which are not immediately required for the purposes described above will be invested in United States government securities, short-term certificates of deposit, money market funds and other high-grade, short-term interest-bearing investments.

                         DETERMINATION OF OFFERING PRICE

The selling stockholders may sell shares from time to time in negotiated transactions, broker transactions or a combination of such methods at market prices prevailing at the time of the sale or at negotiated prices.

                            SELLING SECURITY HOLDERS

Based upon information available to us as of April 21, 2006, the following table sets forth the name of the selling stockholders, the number of shares owned, the number of shares registered by this prospectus and the number of outstanding shares that the selling stockholders will own after the sale of the registered shares, assuming all of the shares are sold. The information provided in the table and discussions below has been obtained from the selling stockholders. The selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares beneficially owned, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act of 1933. As used in this prospectus, "selling stockholder" includes donees, pledgees, transferees or other successors-in-interest selling shares received from the named selling stockholder as a gift, pledge, distribution or other non-sale related transfer.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.

Selling  Stockholder                           Number of shares       Number of Shares that may be       Number of Shares
                                              beneficially owned          offered pursuant to           Beneficially Owned
                                               before offering              this prospectus             After Offering (1)
Alpha Capital Aktiengesellschaft (2)              54,119,663                   54,119,663                       0
Pradafant 7
9490 Furstentums
Vaduz, Lichtenstein

Bristol Investment Fund, Ltd. (3)                 30,220,792                   30,220,792                       0
Caledonian House, Jennett Street
George Town, Grand Cayman
Cayman Islands

Whalehaven Capital Fund Limited (4)               45,331,100                   45,331,100                       0
3rd Floor, 14 Par-Laville Road
Hamilton, Bermuda HM08

Ellis International Ltd. (5)                      27,059,825                   27,059,825                       0
53rd Street Urbanizacion Obarrio
Swiss Tower, 16th Floor, Panama
Republic of Panama

Omega Capital Small Cap Fund (6)                  13,529,938                   13,529,938                       0
1403 44th Street, Suite 214
Brooklyn, NY  11219

CMS Capital (7)                                   11,332,825                   11,332,825                       0
9612 Ventura Blvd., Suite 108
Panorama City, CA 91402

Iroquois Master Fund (8)                          22,665,552                   22,665,552                       0
641 Lexington Avenue, 26th Floor
New York, NY  10022

Asher Brand (9)                                    2,029,531                    2,029,531                       0
30 Olympia Lane
Monsey, NY 10952

Momona Capital Corp. (10)                          4,059,062                    4,059,062                       0
3 Martha Road
Monsey, NY  10952

Olympus Securities (11)                            2,500,000                    2,500,000                       0
170 Changebridge Road, Suite B-1
Montville, NJ 07045


(1)  Assumes  all  shares  are  sold  pursuant  to  this  Prospectus.

(2) Alpha Capital Aktiengesellschaft owns 9,866,800 shares of common stock, 25,287,350 shares that may issue upon conversion of a convertible note, 12,643,675 shares upon exercise of class A warrants, and 6,321,838 shares upon exercise of class B warrants. The convertible note is convertible at a fixed price of $0.04 subject to adjustment. The exercise price of the class A warrants is $0.02868. The class A warrants shall be exercisable until the date that this registration statement has been effective for the unrestricted public resale of the warrant shares for 4 years. The exercise price of the class B warrants is $0.0239. The class B warrants are exercisable until the later of four months after the actual effective date of this registration statement, or ninety days after the actual effective date of a further registration statement. Konrad Ackerman and Rainer Posch, as directors, have voting and investment control over the securities held by Alpha Capital Aktiengesellschaft. Mr. Ackerman and Mr. Posch disclaim beneficial ownership of these securities.

(3)  Bristol  Investment  Fund,  Ltd.  owns  8,094,287  shares  of common stock,
12,643,700 shares that may issue upon conversion of a convertible note, 6,321,850 shares upon exercise of class A warrants, and 3,160,925 shares upon exercise of class B warrants. The convertible note is convertible at a fixed price of $0.04 subject to adjustment. The exercise price of the class A warrants is $0.02868. The class A warrants shall be exercisable until the date that this registration statement has been effective for the unrestricted public resale of the warrant shares for 4 years. The exercise price of the class B warrants is $0.0239. The class B warrants are exercisable until the later of four months after the actual effective date of this registration statement, or ninety days after the actual effective date of a further registration statement. Bristol Capital Advisors, LLC is the investment manager to Bristol Investment Fund, Ltd. Paul Kessler is the manager of Bristol Advisors, LLC, and as such has voting and investment control over the securities held by Bristol Investment Fund, Ltd. Mr. Kessler disclaims beneficial ownership of these securities. Under the subscription agreement dated December 25, 2005, the conversion of the note and exercise of the warrants limits the number of shares that can be beneficially owned by Bristol Investment Fund, Ltd. to 4.9%.

(4) Whalehaven Capital Fund, Limited owns 12,141,475 shares of common stock, 18,965,500 shares that may issue upon conversion of a convertible note, 9,482,750 shares upon exercise of class A warrants, and 4,741,375 shares upon exercise of class B warrants. The convertible note is convertible at a fixed price of $0.04 subject to adjustment. The exercise price of the class A warrants is $0.02868. The class A warrants shall be exercisable until the date that this registration statement has been effective for the unrestricted public resale of the warrant shares for 4 years. The exercise price of the class B warrants is $0.0239. The class B warrants are exercisable until the later of four months after the actual effective date of this registration statement, or ninety days after the actual effective date of a further registration statement. Arthur Jones, Jennifer Kelly, and Derek Wood, as directors, have voting and investment control over the securities held by Whalehaven Capital Fund. Mr. Jones, Ms. Kelly, and Mr. Wood disclaim beneficial ownership of these securities. Under the subscription agreement dated December 25, 2005, the conversion of the note and exercise of the warrants limits the number of shares that can be beneficially owned by Whalehaven Capital Fund, Ltd. to 4.9%.

                                       9

(5) Ellis International Ltd. owns 4,933,400 shares of common stock, 12,643,650 shares that may issue upon conversion of a convertible note, 6,321,850 shares upon exercise of class A warrants, and 3,160,925 shares upon exercise of class B warrants. The convertible note is convertible at a fixed price of $0.04 subject to adjustment. The exercise price of the class A warrants is $0.02868. The class A warrants shall be exercisable until the date that this registration statement has been effective for the unrestricted public resale of the warrant shares for 4 years. The exercise price of the class B warrants is $0.0239. The class B warrants are exercisable until the later of four months after the actual effective date of this registration statement, or ninety days after the actual effective date of a further registration statement. Wilhelm Unger, as director of Ellis International Ltd., has voting and investment control over the securities held by Ellis International Ltd. Mr. Unger disclaims beneficial ownership of these securities. Under the subscription agreement dated December 25, 2005, the conversion of the note and exercise of the warrants limits the number of shares that can be beneficially owned by Ellis International Ltd to 4.9%.

(6) Omega Capital Small Cap Fund owns 2,466,700 shares of common stock, 6,321,850 shares that may issue upon conversion of a convertible note, 3,160,925 shares upon exercise of class A warrants, and 1,580,463 shares upon exercise of class B warrants. The convertible note is convertible at a fixed price of $0.04 subject to adjustment. The exercise price of the class A warrants is $0.02868. The class A warrants shall be exercisable until the date that this registration statement has been effective for the unrestricted public resale of the warrant shares for 4 years. The exercise price of the class B warrants is $0.0239. The class B warrants are exercisable until the later of four months after the actual effective date of this registration statement, or ninety days after the actual effective date of a further registration statement. Herman Segal has voting and investment control over the securities held by Omega Capital Small Cap Fund. Mr. Segal disclaims beneficial ownership of these securities. Under the subscription agreement dated December 25, 2005, the conversion of the note and exercise of the warrants limits the number of shares that can be beneficially owned by Omega Capital Small Cap Fund to 4.9%.

(7) CMS Capital owns 3,035,375 shares of common stock, 4,741,400 shares that may issue upon conversion of a convertible note, 2,370,700 shares upon exercise of class A warrants, and 1,185,350 shares upon exercise of class B warrants. The convertible note is convertible at a fixed price of $0.04 subject to adjustment. The exercise price of the class A warrants is $0.02868. The class A warrants shall be exercisable until the date that this registration statement has been effective for the unrestricted public resale of the warrant shares for 4 years. The exercise price of the class B warrants is $0.0239. The class B warrants are exercisable until the later of four months after the actual effective date of this registration statement, or ninety days after the actual effective date of a further registration statement. Menachem Lipskier, as manager, has voting and investment control over the securities held by CMS Capital. Mr. Lipskier disclaims beneficial ownership of these securities. Under the subscription agreement dated December 25, 2005, the conversion of the note and exercise of the warrants limits the number of shares that can be beneficially owned by CMS Capital to 4.9%.

(8) Iroquois Master Fund owns 6,070,739 shares of common stock, 9,482,750 shares that may issue upon conversion of a convertible note, 4,741,375 shares upon exercise of class A warrants, and 2,370,688 shares upon exercise of class B warrants. The convertible note is convertible at a fixed price of $0.04 subject to adjustment. The exercise price of the class A warrants is $0.02868. The class A warrants shall be exercisable until the date that this registration statement has been effective for the unrestricted public resale of the warrant shares for 4 years. The exercise price of the class B warrants is $0.0239. The class B warrants are exercisable until the later of four months after the actual effective date of this registration statement, or ninety days after the actual effective date of a further registration statement. Joshua Silverman has voting and investment control over the shares held by Iroquois Master Fund Ltd. Mr. Silverman disclaims beneficial ownership of these shares. Under the subscription agreement dated December 25, 2005, the conversion of the note and exercise of the warrants limits the number of shares that can be beneficially owned by Iroquois Master Fund to 4.9%.

(9) Mr. Asher Brand owns 370,006 shares of common stock, 948,300 shares that may issue upon conversion of a convertible note, 474,150 shares upon exercise of class A warrants, and 237,075 shares upon exercise of class B warrants. The convertible note is convertible at a fixed price of $0.04 subject to adjustment. The exercise price of the class A warrants is $0.02868. The class A warrants shall be exercisable until the date that this registration statement has been effective for the unrestricted public resale of the warrant shares for 4 years. The exercise price of the class B warrants is $0.0239. The class B warrants are exercisable until the later of four months after the actual effective date of this registration statement, or ninety days after the actual effective date of a further registration statement. Mr. Brand has sole voting and dispositive power of these shares. Under the subscription agreement dated December 25, 2005, the conversion of the note and exercise of the warrants limits the number of shares that can be beneficially owned by Mr. Asher Brand to 4.9%.

(10) Momona Capital Corp. owns 740,012 shares of common stock, 1,896,600 shares that may issue upon conversion of a convertible note, 948,300 shares upon exercise of class A warrants, and 474,150 shares upon exercise of class B warrants. The convertible note is convertible at a fixed price of $0.04 subject to adjustment. The exercise price of the class A warrants is $0.02868. The class A warrants shall be exercisable until the date that this registration statement has been effective for the unrestricted public resale of the warrant shares for 4 years. The exercise price of the class B warrants is $0.0239. The class B warrants are exercisable until the later of four months after the actual effective date of this registration statement, or ninety days after the actual effective date of a further registration statement. Arie Rabinowitz, as manager, has voting and investment control over the securities held by Momona Capital Corporation. Under the subscription agreement dated December 25, 2005, the conversion of the note and exercise of the warrants limits the number of shares that can be beneficially owned by Momona Capital Corp. to 4.9%.

(11) Olympus Securities owns 2,500,000 shares of common stock upon exercise of warrants. The warrants shall be exercisable until the close of business on December 31, 2006. The exercise price of the warrants is $0.025. Olympus Securities is a broker dealer and an underwriter. James Carrazza has voting and investment control over the securities held by Olympus Securities. Mr. Carrazza disclaims beneficial ownership of these securities. The shares were acquired as a finders fee to a financing transaction. Olympus Securities received the shares in the ordinary course of business. At the time Olympus received the securities it had no agreements or understandings, directly or indirectly, with any person to distribute them.

PLAN  OF  DISTRIBUTION

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell the shares from time to time:

- in transactions on the Over-the-Counter Bulletin Board or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale; or

- in private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market; or

-  at  prices  related  to  such  prevailing  market  prices,  or

-  in  negotiated  transactions,  or

-  in  a  combination  of  such  methods  of  sale;  or

-  any  other  method  permitted  by  law.

The selling stockholders may effect such transactions by offering and selling the shares directly to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom the selling stockholders may sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

The selling shareholders, Olympus Securities and any broker-dealers who act in connection with the sale of their shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions or commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts, concessions and commissions under the Securities Act.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be governed by the prospectus delivery requirements under the Securities Act. Under applicable rules and regulations under the Securities Exchange Act, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling security owners will be governed by the applicable provisions of the Securities and Exchange Act, and the rules and regulations thereunder, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling stockholders. All of the foregoing may affect the marketability of our securities.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that the anti-manipulation rules under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling security owners and any of their affiliates. We have informed the selling stockholders that they may not:

-  engage  in  any  stabilization activity in connection with any of the shares;

-  bid  for  or  purchase any of the shares or any rights to acquire the shares,

- attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act; or- effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution.

We have informed the selling stockholders that they must affect all sales of shares in broker's transactions, through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved.

The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act if the broker-dealers purchase shares as principal. In the absence of the registration statement to which this prospectus is a part, certain of the selling stockholders would be able to sell their shares only pursuant to the limitations of Rule 144 promulgated under the Securities Act.

LEGAL  PROCEEDINGS

We are not aware of any litigation or potential litigation that could have a material impact on our business.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following individuals presently serve as officers and directors of the Company.

Name                      Age                         Position
------------------        ---                         --------
Scott  Gallagher           39         Chairman  of  the  Board  of  Directors,
                                      Chief  Executive  Officer  and  President

David  R.  Rasmussen       39         Director,  Chief  Operating  Officer

All directors hold office until the next annual meeting of stockholders and until their successors are elected. Officers are elected to serve, subject to the discretion of the Board of Directors, until their successors are appointed.

SCOTT GALLAGHER. Mr. Gallagher has been Chairman of the Board of Directors and our Chief Executive Office since January of 2002. Prior to joining us, Mr. Gallagher was the founder and President of About-Face Communications, LLC, a privately-held business consulting firm located in Yardley, Pennsylvania. Prior to founding About-Face Communications, LLC, Mr. Gallagher was the Chief Investment Officer and a general partner with the Avalon Investment Fund, a private hedge fund based in New York City and Philadelphia.

DAVID R. RASMUSSEN. Mr. Rasmussen has served on our board of directors since February 10, 2002. On February 1, 2006, Mr. Rasmussen became our Chief Operation Officer and the Chief Executive Officer of our wholly-owned subsidiary, See World Satellites, Inc. Prior to joining us, Mr. Rasmussen was employed with ERC, Inc., a subsidiary of General Electric as an IT project Manager. In that position, he was charged with providing IT solutions that enable business to drive core processes and grow profitable relationships. Mr. Rasmussen received a Bachelor's degree in Computer Technology from Rockhurst University in Kansas City Missouri. He was in the United Sates Air Force and Reserves for eight years as a communications specialist.

SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT

The following table sets forth, to our knowledge, certain information concerning the beneficial ownership of our common stock as of April 28, 2006 by each stockholder known by us to be (i) the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each current director, (iii) each of the executive officers named in the Summary Compensation Table who were serving as executive officers at the end of the 2005 fiscal year and (iv) all of our directors and current executive officers as a group:

The shareholders listed below have sole voting and investment power. The address of each of the beneficial owners is 7610 West Hillsborough Ave. Tampa, Fl. 33615, unless otherwise indicated.

                                                  AMOUNT  AND
                                                  NATURE  OF
                                                  BENEFICIAL       PERCENTAGE
NAME  AND  ADDRESS  OF  BENEFICIAL  OWNER(1)       OWNERSHIP      OF  CLASS(2)

Scott  Gallagher  (3)                              11,581,451        10.1%

David  R.  Rasmussen  (4)                           1,637,500         1.4%

Alpha  Capital  Aktiengesellschaft  (5)             4,850,866         9.9%
Pradafant  7,  Furstentums  9490
Vaduz,  Liechtenstein

All  directors  and  current  executive
 officers  as  a  group  (5  persons)              13,218,951        11.5%

(1) The address of all individual directors and executive officers is c/o FTS Group, Inc., 7610 West Hillsborough Ave., Tampa, Florida 33615.

(2) The number of shares of common stock issued and outstanding as of April 28, 2006 was 114,589,131 shares. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of common stock issued and outstanding as of April 28, 2006, plus shares of common stock subject to options and warrants held by such person on April 28, 2006 and exercisable within 60 days thereafter. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below.

(3) Scott Gallagher is Chairman of the Board of Directors, Chief Executive Officer and President of FTS Group, Inc. He directly owns all of his shares, and as such has voting and investment power over them.

(4) David R. Rasmussen is Chief Operating Officer of FTS Group, Inc. he directly owns all of his shares, and as such has voting and investment power over them.

(5) Based on a Schedule 13G filed by Alpha Capital Aktiengesellschaft on February 7, 2006. Alpha Capital Aktiengesellschaft owns 9,866,800 shares of common stock, 25,287,350 shares that may issue upon conversion of a convertible note, 12,643,675 shares upon exercise of class A warrants, and 6,321,838 shares upon exercise of class B warrants. The number of shares listed in the table above represents the maximum amount of shares that Alpha Capital Aktiengesellschaft can beneficially control under a contractually stipulated 9.9% ownership restriction. The full exercise of Alpha Capital's warrants would cause Alpha Capital to exceed this restriction. Konrad Ackerman and Rainer Posch, as directors, have voting and investment control over the securities held by Alpha Capital Aktiengesellschaft. Mr. Ackerman and Mr. Posch disclaim beneficial ownership of these securities.

DESCRIPTION  OF  SECURITIES

AUTHORIZED  CAPITAL

Our total number of our Authorized shares of common stock is 855,000,000 with a par value of $0.001 per share. Additionally, we are authorized to issue 5,000,000 shares of Preferred Stock. Of this 5,000,000, we have authorized up to 150,000 shares of our 10% Convertible preferred stock, Series A, $0.01 par value and 1,000,000 shares as Series B Convertible Preferred Stock. As of April 28, 2006, we had no Series A shares issued and outstanding, 1,000,000 shares of Series B stock outstanding and 3,850,000 undesignated shares of preferred stock, par value $0.01 per share, of which no shares are issued or outstanding.

COMMON  STOCK

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by our Board of Directors in its discretion from funds legally available therefore, subject to the rights of Preferred stockholders. Please refer to our discussion below under "Preferred Stock." In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities, subject to the rights of Preferred Stockholders. Please refer to our discussion below under "Preferred Stock." Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

NONCUMULATIVE  VOTING

Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Shares of common stock do not have cumulative voting rights.

                                 PREFERRED STOCK

Our Articles of Incorporation, as amended, vest our Board of Directors with authority to divide our preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by the laws of the State of Nevada and the Articles of Incorporation in respect to, among other things, (i) the number of shares to constitute such series and the distinctive designations thereof; (ii) the rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue;
(iii) whether preferred stock may be redeemed and, if so, the redemption price and the terms and conditions of redemption; (iv) the liquidation preferences payable on Preferred stock in the event of involuntary or voluntary liquidation;
(v) sinking fund or other provisions, if any, for redemption or purchase of preferred Stock; (vi) the terms and conditions by which preferred stock may be converted, if the preferred stock of any series are issued with the privilege of conversion; and (vii) voting rights, if any.

A total of 150,000 shares were designated Series A Preferred Stock, however, none are outstanding. All Series A shares have an issue price and preference on liquidation equal to $1.00 per share. The Series A Preferred Shares accrue dividends at the rate of 10% per annum during the first two years following issuance, which dividend is payable in cash and is cumulative. During the third through fifth year in which the Series A Preferred Shares are outstanding, the holders are entitled to 3.75% of our net profits, Also payable in cash. We may redeem this preferred stock at any time following notice to the holder for an amount equal to the issue price, plus any accrued but unpaid dividends. The Series A Preferred Shares are convertible into shares of our common stock at the option of the holder on a one for one basis at any time up to the fifth anniversary of the issuance. On the fifth anniversary, the Series A Preferred Shares automatically convert into shares of our common stock. The conversion rate is subject to adjustment in certain events, including stock splits and dividends. Holders of our preferred stock are entitled to one vote for each share held of record. Holders of the preferred stock vote with holders of the common stock as one class.

In April 2006, a total of 1,000,000 shares were designated Series B Preferred Stock and all 1,000,000 shares are outstanding. Upon liquidation (voluntary or otherwise), dissolution or winding up of the Company, holders of Series B Convertible Preferred Stock will receive their prorate share of the total value of the assets and funds of the Company to be distributed, assuming the conversion of Series B Convertible Preferred Stock to Common Stock. The holders of shares of Series B Convertible Preferred Stock shall not be entitled to receive dividends and shall have no voting rights. After June 1, 2006, the shares of Series B Convertible Preferred Stock shall be redeemable at $2.00 per share solely at the Company's option.

Any shares of Series B Convertible Preferred Stock may, at any time after January 3, 2008, at the option of the holder or the Corporation, be converted into fully paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series B Convertible Preferred Stock shall be entitled upon a conversion shall be the product obtained by multiplying the number the number of shares of Series B Convertible Preferred Stock being converted by 25.
                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel will receive a direct or indirect interest in the small business issuer or was a promoter, underwriter, voting trustee, director, officer, or employee of FTS Group, Inc. Nor does any such expert or counsel have any contingent based agreement with us or any other interest in or connection to us.
     DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

Our Articles of Incorporation, as amended, provide that the Board of Directors has the power to:

- indemnify our directors, officers, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada;

- authorize payment of expenses incurred in defending a civil or criminal action; and

- purchase and maintain insurance on behalf of any director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, a amended ("Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

DESCRIPTION  OF  BUSINESS

HISTORY

We organized as Full Tilt Sports, Inc. in 1997 as a Colorado corporation to develop and market a line of young men's casual apparel. We own several U.S. trademarks relating to that business. Effective August 23, 2000, we changed our name to FTS Apparel, Inc. Our attempts to build a profitable apparel business were unsuccessful and the prior management team was unable to raise the required funds to continue in the apparel business. As a result, we exited the apparel business. In January 2002, we experienced a change in management. Effective January 11, 2002, Scott Gallagher became our new Chairman and Chief Executive
Officer and we appointed three new directors. The new Chairman agreed to purchase 1,861,618 shares of our common stock owned by two of the former officers and directors and other shareholders. The new management team initially developed a strategic plan to acquire and develop cash flow positive businesses. After an analysis of the market, management determined to primarily focus on building a diversified wireless business. FTS Wireless Inc., a wholly owned subsidiary, was organized as a Florida corporation in February 2003 to acquire and develop a chain of retail wireless locations in the Gulf Coast market of Florida. On January 26, 2004, we changed our name to FTS Group, Inc. to reflect the change in our operations. Additionally, on that date, we changed our state of incorporation from Colorado to Nevada. In January 2006, we acquired Pennsylvania based See World Satellites, Inc., a regional service provider and retail distributor for Dish Networks, Inc., as a wholly owned subsidiary.
Based on the 2005 proforma results of See World Satellites, Inc. and FTS Wireless, Inc. reported in our previous SEC filings reflecting top line sales of $6,349,407, we expect FTS to generate profitable 2006 sales in the range of $6.3 to $7.5 Million. In addition were exploring several cross marketing and expansion opportunities between our two wholly owned subsidiaries designed at increasing sales and improving operating efficiencies of both Companies for 2006 and beyond.

BUSINESS

Our goal is to develop, invest in and acquire cash-flow positive businesses and viable business projects, primarily in the Wireless, Internet and Technology Industries for the benefit of our Company and our stockholders. Since changing our business model in 2002 from a pure apparel Company we have purchased a business with significant cash-flow relative to our size in See World Satellites, Inc. Additionally we have developed several retail wireless locations in the Gulf Coast market of Florida for our wholly owned subsidiary FTS Wireless, IncWe are continuously evaluating attractive investment opportunities that have the potential to benefit our Company and our stockholders. Through our wholly-owned subsidiaries See World Satellites, Inc. and FTS Wireless, Inc., we are creating a diversified wireless distribution business. Our subsidiary FTS Wireless, Inc. distributes wireless communications products such as cell phones, PDAs and related communication devices and accessories through retail locations to customers in the Gulf Coast region of Florida. Our subsidiary See World Satellites, Inc. is an RSP (Regional Service Provider) and retail distributor of satellite television systems and services for DISH Networks. On the RSP side of our business we install satellite television systems sold by DISH networks and are paid a commission for each installation completed. On the retail side of our business we sell and install satellite systems for DISH Networks through our retail location in Indiana, Pa. We operate our business as a "Bricks and Clicks" model. On the "Bricks" side of our business through our subsidiaries FTS Wireless, Inc. we operate a chain of nine retail wireless locations in the Gulf Coast market of Florida. We derive our revenue primarily from the "Bricks" side of our business model through the sale of wireless handsets and accessories. We distribute wireless phones and related products and rate plans from some of the nation's largest wireless carriers including, Cingular and Sprint/Nextel, in the Gulf Coast market of Florida. We can also market Cingular and Sprint products in selected markets around the country. In addition we sell cellular phones and activate rate plans for Dallas-based Metro PCS in the Tampa/St. Petersburg market. Since launching into the Tampa market in October of 2005, Metro PCS has become one of the leading local wireless carriers in the Tampa market. We expect Metro PCS to continue to capture additional market share when it launches its network into the Orlando, Florida market sometime in Late 2006 or early 2007. Metro PCS wireless handsets are currently the number one product sold through our retail stores. We are not paid any commissions from Metro PCS and make our profit on the sale of cellular phones and related accessories. Metro PCS is a leading regional wireless carrier offering unlimited rate plans and unlimited text messaging plans from $35 dollars a month to customers without the need of a credit check or signing of an annual contract. Metro customers pay their wireless bill at any Metro PCS approved location for a service charge. As of March 1, 2006 six of our nine retail locations were approved to sell Metro PCS products and services. We also offer our customer wireless handsets and accessories for some of the national MVNO's (Mobile Virtual Network Operators) such as AMP'D Mobile, Virgin Mobile, and Disney Mobile. The MVNO products do not constitute a significant part of our revenue mix and generate less then 3% of total sales. Through our wholly owned subsidiary See World satellites, Inc. we operate a leading RSP (Regional Service Provider) for DISH Networks. The business is based in Indiana, Pa. And provides installations and activation fulfillment business for DISH. We operate a fleet of trucks that cover the Pittsburgh market or generally operate within a 2-hour driving radius from our offices in Indiana, Pa. We acquire the business on January 3, 2006. On the "Clicks" side of our business model we own and operate a web site that allows customers to create custom ring tones utilizing a software download from the site. To date we have not generated any revenue from the site www.CellChannel.com. Currently we drive traffic to the site and promote customer loyalty by offering free access to our retail customers after they make an in store wireless handset purchase. Using our site allows our customers to create an unlimited numbers of custom ringtones versus paying $1 to 3 per ring tone from the carriers We've created an opt-in e-mail list by offering free access to CellChannel.com allowing us to market new wireless products and services to new and existing customers without incurring additional cost. The site also helps us promote customer loyalty by providing extra value for our customers. In the future we plan to expand the site with new cellular and wireless products such as cell phones, airtime cards, games and accessories and change the ring tone download to a pay model.

We constantly re-evaluate our product portfolio to stay current with industry trends and meet the needs of our customers. We also continuously evaluate how new technologies such as Wi-Fi and Voice over Internet, or VoIP, will affect our business. We believe these new communication technologies will provide us and distributors like us with new opportunities as the technologies become more widely adopted and next generation products and services are developed and increase in demand.

THE  MARKET  FOR  OUR  PRODUCTS  AND  SERVICES

According to the semi-annual wireless industry survey released in June 2005 by the Cellular Telecommunications & Internet Association, or CTIA, 2005 was the highest growth year to date, with subscriber growth up 25 million to 194.5 million subscribers. According to a trends study from Deloitte Research, by the close of 2005, wireless subscriptions should hit nearly 2 billion on a world wide basis, with cellular mobile dominating the wireless technology field. Another key industry indicator is Minutes of Usages, or MOU, which rose 30.1% year over year in 2005. According to the CTIA, wireless penetration rates in the U.S. were over 65 percent.

We believe the increase in wireless subscribers and the substantial increase in MOU validates our business model and represents a significant opportunity for us to continue to gain market share and increase our retail and Internet distribution channels within the markets in which we operate. We have targeted our marketing and product mix towards certain niche sectors of the industry particularly the Hispanic market. In the third quarter of 2005, a new wireless carrier called Metro PCS entered our key market of Tampa/St. Petersburg. As of March 1, 2006, we had six retail locations that are approved to market and distribute Metro PCS products and services. Metro PCS offers customers unlimited service plans starting at $35 per month. The key differentiator is that customers do not have to enter into an annual contract or go through a credit check of any kind. The business model has been very well received in our market and Metro currently has more than 2 million subscribers. Our expansion plans for 2006 include opening additional Metro PCS approved locations as they roll out new markets during the second half of 2006. According to the CTIA semi annual wireless industry survey, from June 2004 to June 2005 wireless subscribers grew by 25.2 million to 65% penetration, the highest growth rate in the U.S. wireless market to date. FTS does not have subscribers or customer turnover. We sell handsets to our customers who activate the phone service of the desired carrier then they become a subscriber of that wireless carrier. A general increase in wireless subscribers is positive for our business. We do not have the ability to predict market share of the retail wireless business. However, we are the third largest distributor for Metro PCS in the Tampa market according to Metro PCS' published rankings for the specific time frames.

STRATEGIC  PARTNERS  AND  CONTRACTS

POST-PAID

We activate wireless services through agreements with companies known as "Master Agents." A Master Agent has the ability to pay us a higher per activation commission than we could receive if we dealt directly with the major wireless carriers. Their commission tier is based on the consolidated monthly activations of all of their dealers. These companies pay us a commission for each new cellular customer who signs a one or two year cellular contract with the carrier. However, if that customer deactivates their cellular service within the 180-day period after signing the contract, the commission paid to us is charged back to our account and not paid. We have set up a reserve for possible activation charge-backs.

For Cingular Wireless we have an agreement in place with Philadelphia-based Master Agent Digital Communications Warehouse to market and sell Cingular products and services in approximately 19 markets around the country. For Sprint PCS we have an agreement in place with Colorado-based Master Agent Wireless Channels, Inc. to market and sell Sprint/NEXTEL products and services anywhere in the United States.

We activate and rent satellite phones through an agreement with GlobalStar. GlobalStar is one of the largest satellite communications providers in the world.

PRE-PAID

We have marketing and distribution rights from a number of national pre-paid wireless carriers known as Mobile Virtual Network Operators, or MVNOs. MVNOs resell airtime from the national carriers. We resell products and services from a number of other MVNOs such as Air Voice Wireless, Virgin Mobile, STI-Mobile and Boost Mobile through agreements with our third parties service providers. We are generally able to market and sell products and services from the MVNO in any market the MVNO operates. We derive revenue from the sale of wireless handsets and the sale of prepaid wireless airtime.

METRO  PCS

Metro PCS is a regional wireless carrier based in Dallas, Texas with more than 2 million subscribers in various markets around the U.S. including Miami, Tampa, Atlanta and Sacramento. We distribute Metro PCS wireless handsets and service plans at six of our Metro PCS approved retail wireless locations in the Tampa/ St. Petersburg market. Metro PCS owns its own network and is therefore not considered an MVNO. Since Metro PCS owns its network it has the ability to offer its customers superior rate plans in its local market. Metro markets unlimited anytime minute plans, unlimited long distance and unlimited text messaging plans beginning at $35 per month with no credit check or service contract required.

COMPETITION

We operate in a highly competitive environment. The principal market for our FTS Wireless retail locations is the Tampa/St. Petersburg market on the gulf coast of Florida. Our stores are located generally within one hour drive time of Tampa, Florida. We compete with both large and small retailers as described in detail below. We believe we can effectively compete in our market by offering superior customer service to our customers and added value items such as free custom ring tones at our web site CellChannel.com. We also target the Hispanic community, the fastest growing sector of the Tampa/St. Petersburg market. Most of our customer service reps are bi lingual. We also have an agreement with Tampa Bay Devil Rays shortstop Julio Lugo to serve as our Company spokesman in Radio and print advertisements in both English and Spanish. In addition we believe that larger retailer's such as Best Buy or Office Max do not focus exclusively on wireless products and devices. Due to this belief their service reps may not be as familiar with new wireless products and devices as FTS service reps. We further believe that our physical retail locations provide us with a competitive advantage over our smaller competitors due to the fact that wireless carriers usually will not allow another wireless retailer to open a competing location within a 1 to 5 mile radius of our locations.

In regards to See World Satellites, Inc. we operate in the Western Pennsylvania market as an RSP (regional service provider) for DISH networks. We are one of 21 RSP's operating in the US and the only RSP operating in the Western, Pa. market. We expect to remain the only RSP in our market for the foreseeable future. Basically as an RSP DISH provides use with satellite system installation business in our market generated from their advertising programs and the advertising programs of other mass marketers. Since there are no other RSP's in our market we do not see any material competition to our RSP related business.

CARRIERS  CORPORATE  OWNED  STORES

We  compete  against  stores  owned  by  service  carriers  including:

-  Sprint/NEXTEL;
-  Cingular;
-  T-Mobile;
-  Verizon  Wireless  and
-  Metro  PCS.

The carrier-owned corporate stores generally sell only their own wireless products and services. We believe our product offerings are superior to corporate stores because we offer customers service from multiple carriers and provide the best solution for each customer's individual needs. In addition, we offer wireless content, accessories, Wi-Fi access, Satellite phones and service.

LARGE  NATIONAL  RETAILERS

We  compete  against  large  national  retailers  including:

-  Radio  Shack;
-  Best  Buy;
-  Staples;  and
-  Office  Depot.

These retailers promote wireless-boxed products with limited customer support. We believe we offer a higher level of customer service and product knowledge to our customers as compared to large national retailers. We also believe our customer service is superior because we focus only on wireless products and services, which are only a part of the business of the above-mentioned retailers. However, due to scale of purchasing power, number of locations and advertising budgets, large national retailers can sometimes offer discounts superior to ours.

LOCAL  WIRELESS  RETAILERS
We compete with a variety of smaller independent retailers. Our main competitors are:

- Beepers N Phones, which operates approximately 25 stores in the state of Florida and promotes several brands of wireless products.

- The Mobile Zone, which operates approximately 15 stores in the state of Florida and promotes several brands of wireless products and services.

- GCS Wireless which operates approximately 10 stores in Florida and primarily promotes products and services from only one wireless carrier.

We also compete with a variety of smaller, independent retailers operating less than three stores. We compete against these retailers by offering a broad product range and superior customer service.

MARKETING

We depend on advertising and marketing to attract new customers. We currently advertise in local print publications, including daily newspapers and weekly publications, advertise on the Internet, Radio and in flyers. Additionally, we run in store product related promotions including a referral program geared at generating new business through our existing customer base. We currently spend between $3,000 and $5,000 per month on advertising depending on the placement of our ads. During times of increased advertising, we spend approximately $5,000 to $7,500 or more per month on new product roll-outs and marketing campaigns including print, Internet and television media advertising. We believe our advertising campaigns have increased foot traffic in our stores and increased our overall name recognition.

                                    SUPPLIERS

We buy wireless handsets from our Master Agents and other designated distributors. We purchase all of our Metro PCS handsets from Bright Point, one of the largest handset distributors in the world. For Sprint/Nextel we purchase our handsets from our Master agent, Wireless Channels. For Cingular we purchase our handsets from DCW.

We purchase accessories from various dealers depending on price and product availability.

We purchase satellite supplies directly from Echostar Satellite, LLC for the regional service provider side of our business and from All Systems, Inc. a national master agent for the retail side of our business.

INVESTMENTS

In March 2003, we acquired 30,000 shares of preferred stock in Vidyah, Inc., a private technology company, for $15,000 in cash. Holders of the Vidyah preferred stock have the same voting rights as holders of the common stock. The preferred stock has liquidation rights and is convertible, at the holder's option, into an equivalent number of shares of common stock, subject to certain adjustments. Vidyah provides comprehensive technology learning solutions, certification programs, and customized learning for a variety of Fortune 1000 companies, including, Disney, Sony, Microsoft, IBM, Cisco Systems, Harvard University, etc. We purchased an interest in Vidyah.com because we believe Vidyah represents an attractive investment that will increase in value over time. In November 2005, we acquired a 40% stake in Bucharest, Romania-based mobile game developer Maxim Software SRL for $5,000 in cash. Maxim creates, develops and markets mobile games in the Asian and European markets. As part of the agreement, we acquired exclusive U.S. distribution rights to Maxim's portfolio of mobile games. Maxim will also develop a proprietary wireless content software product for us to be implemented on CellChannel.com.

SEASONALITY

The wireless industry typically generates a higher number of subscriber additions and handset sales in the fourth quarter of each year, as compared to the remaining quarters. This is due to the use of retail distribution, which is dependent on the holiday shopping season; timing of new products and service introductions; and aggressive marketing and sales promotions. To date, we have not experienced any seasonality in our sales, although we may in the future as we expand our retail operations.

EMPLOYEES

As of September 30, 2006, we had approximately 53 full time employees. Ten employees are employed by FTS Wireless, Inc., in connection with our retail wireless business. Two of our employees are employed by FTS Group, Inc. at the corporate level, our Chairman and Chief Executive Officer and Interim CFO Scott Gallagher and our Chief Operating Officer and Director, Dave Rasmussen. Approximately forty one employees are employed by See World Satellites, Inc. in connection with our satellite television business.

We expect to hire additional employees over the next twelve months as our business grows. From time-to-time, we engage the services of outside consultants to assist in our business, including attorneys, accountants, and marketing and advertising personnel. We may engage the services of additional individuals in the future as our business needs dictate and our financial resources permit.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

OVERVIEW

Historically, and through the year ended December 31, 2001, we operated exclusively in the apparel industry. In January 2002, we experienced a management change after the prior management team was unable to raise the required funds to continue in the apparel business. Our business now focuses on developing and acquiring cash-flow positive businesses and viable business projects, primarily those in the wireless and technology industries. As of March 15, 2006, we operated a total of nine retail locations. Due to continuing losses from operations, the independent registered public accountant that audited our financial statements for the year ended December 31, 2005 assessed that there was substantial doubt about our ability to continue as a going concern.

           RESULTS OF OPERATIONS FOR THE YEAR ENDING DECEMBER 31, 2005

Sales revenues for the year ended December 31, 2005 increased $598,449, or 84%, to $1,310,731, as compared to $712,282 for the year ended December 31, 2004. The increase in sales revenues was primarily related to the acquisition and development of new stores and opening of new retail outlets.

Cost of Goods Sold for the year ended December 31, 2005, increased $588,985 to $1,110,645, as compared to $521,660 for the year ended December 31, 2004. The increase in Cost of Goods Sold is primarily related to the overall growth of our business and increased buying levels of wireless handsets, airtime, devices, and accessories.

Selling, General and Administrative expense for the year ended December 31, 2005 decreased $424,274 to $1,767,563 as compared to $2,191,837 for the year December 31, 2004. The decrease in Selling, General and Administrative expenses were primarily related to more efficient operating cost as well as reduced investor relations and public relations services and reduced cost's incurred in the area of capital raising.

Interest expense increased to $422,259 for the year ended December 31, 2005 from $212,638 for the year ended December 31, 2004. The increase was due mainly to the accrual of interest on promissory notes as part of the capital raised during the year ended December 31, 2005.

We had a net loss of $1,997,236 for the fiscal year ended December 31, 2005, as compared to net loss of $2,328,353 for the fiscal year ended December 31, 2004. The decrease in net loss was primarily due to lowered consulting fees, financing-related expenses, new store openings and increased operating expenses.

As  of  December  31,  2005,  we  had  an  accumulated  deficit  of $10,305,762.

LIQUIDITY  AND  CAPITAL  RESOURCES

As of December 31, 2005, total current assets increased to $1,323,143 versus $175,862 as of December 31, 2004. Current assets consisted of $243,079 of unrestricted cash, $560,000 of restricted of cash, $12,201 of accounts receivable, $33,180 of inventories and $474,683 of prepaid expenses and current assets.

As of December 31, 2005, total current liabilities increased to $1,551,531 from $648,724 as of December 31, 2004. Current liabilities consisted of $468,185 of accounts payable and accrued expenses, notes payable to related parties of $80,850, and current portion of convertible debentures of $1,002,496.

We will require additional capital to support strategic acquisitions and our current expansion plans. We raised funds from institutional investors during 2005 through the sale convertible promissory notes, equity securities and the issuance of warrants. During 2005 we had an equity line of credit with Dutchess Private Equities Fund. This facility provides us with access to a maximum of $6 million in financing subject to certain terms and conditions. Additionally, we raise funds through private placements of our equity that may involve dilution to our existing shareholders.

Our currently anticipated levels of revenues and cash flow are subject to many uncertainties. Until we generate cash flow from operations that will be sufficient to satisfy our cash requirements, we will continue to seek alternative means for financing our operations and capital expenditures and/or postpone or eliminate certain investments or expenditures. Potential alternative means for financing may include accessing our Equity Line of Credit with Dutchess Private Equities Fund or obtaining additional debt or equity financing. When needed, additional financing may not be available, or available on acceptable terms. The inability to obtain additional financing or generate sufficient cash from operations could require us to reduce or eliminate expenditures for acquiring or developing new retail locations or marketing our products, or otherwise curtail or discontinue our operations, which could have a material adverse effect on our business, financial condition and results of operations. Furthermore, if we raise funds through the sale of additional equity securities, the common stock currently outstanding will be diluted.

FINANCINGS

On December 29, 2005, we entered into a transaction in which we agreed to issue up to $1,896,551 of secured, convertible promissory notes with an original discount of 21%. We actually raised $1,820,690 in the transaction. The Notes can convert into shares of our common stock, subject to certain conditions, at a per share conversion price set forth in the Notes. On December 29, 2005, we received proceeds of $1,000,000 after the 21% discount but before expenses. On January 4, 2005 we received an additional $440,000 after the 21% discount but before expenses.

We also agreed to issue warrants to purchase shares of our common stock. We agreed to issue 100 Class A Warrants for each 100 shares which would be issued on the closing date assuming the complete conversion of the Notes on the closing date at the conversion price then in effect. The exercise price of the Class A Warrant is $0.02868. The Class A Warrants shall be exercisable until the date that the Registration Statement (as defined in the Subscription Agreement) has been effective for the unrestricted public resale of the Warrant Shares for 4 years.

We agreed to issue 50 Class B Warrants for each 100 shares which would be issued on the closing date assuming the complete conversion of the Notes on the closing date at the conversion price then in effect. The exercise price of the Class B Warrants is $0.0239. The Class B Warrants are exercisable until the later of four months after the actual effective date of Registration Statement (as defined in the Subscription Agreement), or ninety days after the actual effective date of a Second Registration Statement (as defined in the Subscription Agreement).

We also agreed to issue 35,520,424 shares of our common stock to be distributed pro rata among the purchasers of the Notes.

SUBSEQUENT  EVENTS

On January 3, 2006, we acquired See World Satellites, Inc., a Pennsylvania corporation. See World has material contracts with EchoStar and All Systems. We paid $500,000 at the closing of the transaction on January 3, 2006. We agreed to pay an additional $500,000 into an escrow account to be held until all material contracts held by See World have been executed, amended or modified to acknowledge our acquisition of See World and/or to make us a party to each agreement such that we have full benefit of the agreements.

At the closing, we also issued to See World a two year secured promissory note in the sum of $3,500,000. The Note does not pay interest. Pursuant to the terms of the Note, we agreed to pay to See World seven equal cash installments of $250,000. The initial installment is payable 90 days after closing and the remaining installments are payable every three months thereafter. We also agreed to make additional payments of $1,000,000 on January 3, 2007 and $750,000 on April 3, 2008. The Note is secured against the assets of See World. As part of the acquisition we issued 1,000,000 shares of our Series B Convertible Preferred Stock to Richard Miller. Mr. Miller is the former owner of See World Satellites, Inc. He continues to serve as an employee of the Company. These shares were worth $1,000,000 when issued.

See World Satellites, Inc. has been profitable for over five years. We believe this acquisition will provide us with a predictable stream of positive cash flow for years to come from which we can use to pay debt and further grow our business over time. The acquisition also allowed us to expand our management team and operating capabilities due to economies of scale.

                          NEW ACCOUNTING PRONOUNCEMENTS

In December 2004, the FASB issued Statement of Financial Accounting Standards, or SFAS, No. 123R "Share-Based Payment." SFAS No. 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123R requires that the fair value of such equity instruments be recognized as an expense in the historical financial statements as services are performed. SFAS 123R, replaces SFAS 123, Accounting for Stock Based Compensation and Supercedes APB opinion No.25, Accounting for Stock Issued to Employees. This guidance is effective as of the first interim or annual reporting period after December 15, 2005 for Small Business Filers. The adoption of SFAS 123 (R) is not expected to have a material effect on our financial position or operations.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets, an Amendment of APB Opinion No. 29." The guidance in Accounting Principles Board, APB, ("APB") Opinion No. 29, "Accounting for Nonmonetary Transactions," is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in APB Opinion No. 29, however, included certain exceptions to that principle. SFAS No. 153 amends APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 will be applied prospectively to nonmonetary asset exchange transactions in fiscal year 2006. The adoption of SFAS No. 153 is not expected to have a significant effect on our consolidated financial statements.

In January 2003, the FASB issued Interpretation No. 46 "Consolidation of Variable Interest Entities", and interpretation of Accounting Research Bulletin No. 51 "Consolidated Financial Statements." FIN No. 46 prescribes how to identify variable interest entities and how an enterprise assesses its interests in a variable interest entity to decide whether to consolidate that entity. This interpretation requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among parties involved. FIN 46 was scheduled to be effective for variable interest entities created after January 31, 2003. On December 24, 2003, the FASB published FIN No. 46(R), a revision to FIN No. 46. FIN No. 46(R) clarifies certain provisions of FIN No. 46 and exempts certain entities from its requirements. For interests in variable interest entities acquired prior to January 31, 2003, the provisions of FIN No. 46(R) have been applied on March 31, 2004. We determined the adoption of FIN 46(R) did not have a material effect on our financial position or results of operations.

CRITICAL  ACCOUNTING  POLICIES  AND  ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make judgments and estimates.

We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

REVENUE  RECOGNITION

We recognize net revenues from wholesale product sales upon the transfer of title and risk of ownership to customers. Allowances for estimated returns, discounts and doubtful accounts are provided when sales are recorded. Shipping and handling costs are included in the cost of sales. We also recognize revenue from the sale and activation of wireless handsets and related accessories.

ACCOUNTS  RECEIVABLE

Accounts receivable consist primarily of trade receivables, net of a valuation allowance for doubtful accounts.

CASH  AND  CASH  EQUIVALENTS

For purposes of the statement of cash flows, we consider all short-term debt securities with maturity of three months or less to be cash equivalents.

PROPERTY  AND  EQUIPMENT

Property and equipment are recorded at cost. Maintenance and repairs are charged to expense when incurred; major renewals and betterment are capitalized. When property or equipment is sold or retired, the related cost and accumulated depreciation is removed from the accounts and any gain or loss is included in the results of operations. Depreciation is calculated using the straight line method over the estimated useful lives of the respective assets.

                                USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could vary from those estimates.

GOODWILL  AND  INTANGIBLE  ASSET  IMPAIRMENT

We periodically review the carrying amount of property and equipment. We determine whether current events or circumstances warrant adjustments to carrying amounts of long lived assets. If an impairment adjustment is deemed necessary, such loss is measured by the amount that the carrying value of such assets exceeds their fair market value. Considerable judgment is necessary for estimating the fair value of assets; accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.

INVENTORIES

Inventories are stated at the lower of cost (determined on a first in first out method) or market value.

     THREE MONTH PERIOD ENDED SEPTEMBER 30, 2006 AS COMPARED TO THREE MONTHS
                 ENDED SEPTEMBER 30, 2005 RESULTS OF OPERATIONS

     SEGMENT RESULTS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006

                                                     Three Months Ended September 30, 2006
                                            ------------------------------------------------------
                                                FTS            FTS          See
                                               Group        Wireless       World
                                                Inc.           Inc.      Satellites       Total
                                            ------------  ------------  ------------  ------------
External Revenues                           $         -   $   411,263   $ 1,233,984   $ 1,645,247
Internal Revenues                                75,000                                    75,000
                                            ------------  ------------  ------------  ------------
Segment Revenues                                 75,000       411,263     1,233,984     1,720,247

Cost of Goods Sold                                    -       369,548       161,206       530,754
                                            ------------  ------------  ------------  ------------
Gross Profit                                     75,000        41,715     1,072,778     1,189,493

Selling, General,
   and Administrative                           142,479       103,752       776,368     1,022,599
                                            ------------  ------------  ------------  ------------
EBITDA                                          (67,479)      (62,037)      296,410       166,894

Depreciation                                     (5,556)      (10,302)      (15,000)      (30,858)
Amortization                                    (29,573)            -             -       (29,573)
Interest                                        (36,696)            -          (216)      (36,912)
                                            ------------  ------------  ------------  ------------
Net Income (Loss)                              (139,304)      (72,339)      281,194        69,551

Intersegment Adjustments                        (75,000)                     75,000             -
                                            ------------  ------------  ------------  ------------
                                            $  (214,304)  $   (72,339)  $   356,194   $    69,551
                                            ============  ============  ============  ============

                                                      Nine Months Ended September 30,2006
                                            ------------------------------------------------------
                                                FTS            FTS          See
                                               Group        Wireless       World
                                                Inc.           Inc.      Satellites       Total
                                            ------------  ------------  ------------  ------------
External Revenues                           $         -   $ 1,348,178   $ 3,564,075   $ 4,912,253
Internal Revenues                               225,000                                   225,000
                                            ------------  ------------  ------------  ------------
Segment Revenues                                225,000     1,348,178     3,564,075     5,137,253

Cost of Goods Sold                                    -     1,092,078       494,669     1,586,747
                                            ------------  ------------  ------------  ------------
Gross Profit                                    225,000       256,100     3,069,406     3,550,506

Selling, General,
   and Administrative                           495,308       359,637     2,271,957     3,126,902
                                            ------------  ------------  ------------  ------------
EBITDA                                         (270,308)     (103,537)      797,449       423,604

Depreciation                                    (16,669)      (30,568)      (45,000)      (92,237)
Amortization                                    (88,718)            -             -       (88,718)
Interest                                       (110,087)            -          (893)     (110,980)
                                            ------------  ------------  ------------  ------------
Net Income (Loss)                              (485,782)     (134,105)      751,556       131,669

Intersegment Adjustments                       (225,000)            -       225,000             -
                                            ------------  ------------  ------------  ------------
                                            $  (710,782)  $  (134,105)  $   976,556   $   131,669

SALES  REVENUE

CONSOLIDATED

For the three months ended September 30, 2006, consolidated sales increased $1,361,742 or 480%, to $1,645,247, as compared to $283,505 for the three months ended September 30, 2005. For the nine months ended September 30, 2006 consolidated sales increased to $4,912,254 from $934,096 during the same period in 2005. The increase in year to date consolidated sales is related to the inclusion of results of See World Satellites not included in the prior years results as well as a year to date increase in sales at FTS Wireless of 44%.

FTS  WIRELESS

For the three months ended September 30, 2006, FTS Wireless sales increased by $127,758 to $411,263 when compared to sales of $283,505 for the three months ended September 30, 2005. For the nine months ended September 30, 2006 FTS Wireless, revenue increased $414,083 or 44.0% to $1,348,179 compared to revenue of $934,096 for the nine months ended September 30, 2005. FTS Wireless generated 25.0% of our total sales or $411,263 for the three months ended September 30, 2006, compared to revenue of $283,505 for the three months ended September 30, 2005 for an increase of 45%. Our sales revenue for FTS Wireless is primarily generated from the sale of wireless handsets, wireless accessories and related products. The increase in sales revenue at FTS Wireless is related to the introduction of Metro PCS handsets and rate plans into our core market. During the three and nine months ended September 30, 2005 Metro PCS did not operate in the Tampa, Florida market.

SEE  WORLD  SATELLITES

For the three months ended September 30, 2006, See World generated sales of $1,233,984. See World generated approximately 75.0% of our consolidated sales for the three months ended September 30, 2006. For the nine months ended September 30, 2006 See World generated sales of $3,564,075which accounted for approximately 73% of our consolidated sales for the period. Our sales revenue for See World Satellites, Inc. is primarily generated from the sale, service and installations of DISH Network satellite television systems. Since See World was acquired in January 2006 we do not have year over year comparisons.

COST  OF  GOODS  SOLD

CONSOLIDATED

For the three months ended September 30, 2006, consolidated cost of goods sold increased by $313,783 to $530,754, as compared to $216,971 for the three months ended September 30, 2005. For the nine months ended September 30,2006 cost of goods sold increase by $974,391 to $1,586,747 as compared to $612,356 for the nine months ending September 30, 2005.

FTS  WIRELESS

For the three months ended September 30, 2006, FTS Wireless reported an increase in cost of goods sold of $152,577 to $369,548 when compared to cost of goods sold of $216,971 for the three months ended September 30, 2005.FTS Wireless reported an increase in cost of goods sold for the nine months ended September 30,2006 of $479,722 to $1,092,078 when compared to $612,356 for the three months ended September 30, 2005. The increase in cost of goods sold for both periods is primarily related to increased pricing and purchases of wireless handsets and related products.

SEE  WORLD  SATELLITES

For the three months ended September 30, 2006 See World Satellites reported cost of goods sold of $161,206. For the nine months ended September 30, 2006 See World reported cost of goods sold of $464,669. Since the business was acquired in January 2006 we do not have year over year comparisons for cost of goods sold at See World.

GROSS  PROFITS

CONSOLIDATED

For the three months ended September 30, 2006, gross profits increased by $1,047,959 from $66,534 in 2005 to $1,114,493 in 2006. For the nine months ended
September 30, 2006, gross profits increased by $3,003,767 to $3,325,507 as compared to $321,740 for the nine months ending September 30, 2005. The increase in gross profits is attributed to the increase in sales revenue of DISH satellite systems relating to our wholly-owned subsidiary See World Satellites not offered during the comparable period and a 45% increase in year over year sales revenue at our wholly-owned subsidiary FTS Wireless. For the nine months ended September 30, 2006, gross profits as a percentage of sales increased to 67% in 2006 compared to 34% in 2005.

FTS  WIRELESS

For the three months ended September 30, 2006, FTS Wireless' gross profit decreased by $24,819 to $41,715 when compared to gross profit of $66,534 for the three months ended September 30, 2005. For the nine months ended September 30, 2006, FTS Wireless' gross profit decreased by $65,640 to $256,101 when compared to gross profits of $321,740 for the nine months ended September 30, 2005. The decrease in gross profits is primarily related to reduced margins on sales on Metro PCS handsets when compared to the higher margin post-pay products.
However,  with  Metro  PCS  we  do  not  have  any ongoing charge back exposure.

SEE  WORLD  SATELLITES

For the three months ended September 30, 2006, See World reported gross profits of $1,072,778. For the three months ended September 30, 2006 we reported gross profits of $3,069,406. Since See World was acquired in January of 2006, we do not have year over year comparisons in gross profits for See World

SELLING,  GENERAL  AND  ADMINISTRATIVE

Selling, General and Administrative Expenses for the three months ended September 30, 2006, increased $762,642 or 311% to $1,008,030 as compared to $245,388 for the three months ended September 30, 2005. For the nine months ended September 30, 2006, Selling, General and Administrative Expenses increased to $3,082,858 or 63% of total sales compared to $1,271,665 for the nine months ended September 30, 2006. The increase for the three and nine months ended September 30, 2006 in Selling, General and Administrative expenses was primarily related to increased operating costs related to our acquisition of See World Satellites, Inc. on January 3, 2006. The year over year comparisons include operations of See World Satellites, Inc. not included in the three and nine months ended September 30, 2005.

OPERATING  INCOME

Operating income increased to $106,463 during the three months ended September 30, 2006, compared to an operating loss of ($178,854) for the three months ended September 30, 2005 for a net improvement of $285,317. Operating income increased to $242,649 during the nine months ended September 30, 2006, compared to an operating loss of ($949,925) for the nine months ended September 30, 2005, for a net improvement of $1,192,574. The year over year comparisons include operations of See World Satellites, Inc. not included in the three and nine months ended September 30, 2005.

NET  INCOME

Net income increased by $248,896 to $69,551 for the three months ended September 30, 2006 compared to a net loss of ($179,345) during the three months ending September 30, 2005. The increase in net income was primarily related to an increase in revenue of $1,233,984 from our new wholly-owned subsidiary See World Satellites, inc. not included in the prior years results. Net income for the nine month ended September 30, 2006 increased to $131,669 compared to a net loss of ($1,140,163) for a net improvement of $1,271,832. The increase in net income was primarily related to an increase in revenue of $3,564,075 from our wholly-owned subsidiary See World Satellites, Inc. not included in the prior years results.

INTEREST  EXPENSE

Interest expense increased $36,421 to $36,912 for the three months ended September 30, 2006, as compared to $491 for the three months ended September 30, 2005. The year over year increase in interest expenses is related to an increase in interest expenses from a private placement closed on December 29, 2005.

LIQUIDITY  AND  CAPITAL  RESOURCES

Our  requirements  for  capital  are  to:

o  pay  down  debt,
o  fund  possible  acquisitions,  and
o provide working capital and funds to expand our current business. Our primary source of financing during the three months ended September 30, 2006 includes cash received from the issuance of common stock and cash generated from operations.

As of September 30, 2006, our Current Assets were $765,096 consisting of $25,356 in cash, $369,876 in inventories, $170,150 of accounts receivables and $199,714 of prepaid expenses and current assets. Current Liabilities were $3,446,428, consisting of $1,462,431 of convertible debentures, $1,830,895 of notes payable to related parties, $145,483 in accounts payable and accrued expenses and $7,619 of long term debt-equipment loans.

At September 30, 2006, we had total assets of $6,638,258 consisting of, in addition to the assets described above, excess of cost over the net assets of business acquired $5,177,696, property and equipment, net of accumulated depreciation of $340,604, unamortized discount of convertible debt of $278,535, unamortized debt issuance costs $59,145 and deposits of $17,182.

                              GOING CONCERN OPINION

We believe that our continued existence is dependent upon our ability to grow the profits of our satellite television operations and make our retail wireless operations profitable, and our ability to raise additional capital to reduce debt. Accordingly, the notes to our un-audited, interim financial statements express substantial doubt about our ability to continue as a going concern.

FINANCING  ACTIVITIES

During the three months ending September 30, 2006, 5,600,000 "A" warrants priced at $0.045 were exercised for gross proceeds of $252,000. At September 30, 2006, we had not issued 1,185,350 restricted shares that we owed to one of the investors.

SUBSIDIARIES

As of September 30, 2006, we had two wholly-owned subsidiaries, FTS Wireless, Inc. and See World Satellites, Inc.

DESCRIPTION  OF  PROPERTY

As of September 30, 2006, we have nine leases for our retail stores and our corporate facilities in Tampa, Florida. Our retail stores are located in the counties of Hillsborough and Pinellas, generally within 30 miles of Tampa, Florida. The retail stores vary in size from 500 to 2,000 square feet. Our principal office is located in approximately 1,500 square feet of the leased facilities in Tampa, Florida. The minimum aggregate monthly rental commitment for the retail stores is $9,429. The terms of the leases vary from month to month to three years with a three-year option. We also have a three year lease with See World Satellites, Inc. at a rate of $2,500 per month for approximately 5,000 square feet of mixed use space.

CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS

During June 2004, we entered into a note agreement with our then Chief Financial Officer, Linda Ehlen. Ms. Ehlen extended us a loan for $61,200 bearing interest of 8% per annum and a face amount premium of 20%, or $12,240. The note also included a stipulation that this related party would receive 307,000 shares of common stock as an inducement for providing the financing. The proceeds of $61,200 were allocated $43,200 to notes payable and $18,000 to the value of the common stock to be issued, based on their relative fair values. The difference between the amount to be repaid of $73,440 and the $43,200 represents a debt discount in the amount of $30,240 which was recorded by the company. This amount was amortized over the life of the loan. For the year ended December 31, 2004, the Company had amortized $13,829 leaving an unamortized debt discount of $16,411 at December 31, 2004. Unpaid principal remained at December 31, 2004 in the amount of $63,440 for a net balance due of $47,029. This loan was paid in full and the debt discount fully amortized during 2005.

During September 2004, we entered into a note agreement with our Chief Executive Officer, Scott Gallagher. Mr. Gallagher extended us a loan for $125,000 bearing interest of 8% per annum and a face amount premium of 20%, or $25,000. The note also included a stipulation that this related party would receive 625,000 shares of common stock as an inducement for providing the financing. The proceeds of $125,000 were allocated $88,235 to notes payable and $36,765 to the value of the common stock to be issued, based on their relative fair values. The difference their relative fair values. The difference between the amount to be repaid of $150,000 and the $88,235 represents a debt discount in the amount of $61,765 which was recorded by the company. This amount was amortized over the life of the loan. For the year ended December 31, 2004, the Company had amortized $28,245 leaving an unamortized debt discount of $33,520 at December 31, 2004. Unpaid principal remained at December 31, 2004 in the amount of $98,242 for a net balance due of $64,722. This loan was paid in full and the debt discount fully amortized during 2005. Additional funds of $8,800 were advanced by and repaid to Scott Gallagher during the course of the year in 2004. During the quarter ended September 30, 2005, our Chief Executive Officer advanced additional funds totaling $70,661 to us. During the fourth quarter, these advances were converted to a note with an interest rate of 20% per annum. The note must be repaid by August 2007. Mr. Gallagher was issued 1,000,000 shares of restricted stock as inducement for providing this financing.

MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS

Our common stock has traded over the counter and has been quoted in the OTC Bulletin Board since March 18, 1999. The stock currently trades under the symbol "FLIP." The following table sets forth the range of high and low bid quotations as reported by the National Association of Securities Dealers for the common stock of the Company for the last two fiscal years. Quotations represent prices between dealers, do not include retail markups, markdowns or commissions and do not necessarily represent prices at which actual transactions were effected.

Year Ended .....     High         Low
----------------   ---------   ---------

2004
---------
March 31 .......   $   0.40    $    0.15
June 30 ........   $   0.27    $    0.15
September 30 ...   $   0.17    $    0.09
December 31 ....   $   0.18    $    0.09

2005
---------
March 31 .......   $   0.23    $    0.10
June 30 ........   $   0.13    $    0.075
September 30 ...   $   0.095   $    0.046
December 31 ....   $   0.05    $    0.021

2006
---------
March 31 .......   $   0.138   $    0.029

We  had  approximately  2,557  stock  holders  as  of  December  5,  2006.

DIVIDEND  POLICY

Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors. In July 2004, our Board of Directors approved a 10% warrant dividend to stockholders of record on August 28, 2004.

The warrant allows stockholders of record to purchase one new share of common stock at $0.25 for each ten common shares owned. The warrant expires in three years. No cash dividends on the common stock have been paid or declared by the Board to date. We do not anticipate any cash dividends being paid out in the near future.

TRANSFER  AGENT

Our transfer agent is Securities Transfer Corporation, located at 2591 Dallas Parkway Suite 102, Frisco, Texas 75034. Their phone number is (469) 633-0101.

                             EXECUTIVE COMPENSATION

The following table presents a summary of the compensation paid to our Chief Executive Officer during the last three fiscal years. No other executive officer received compensation in excess of $100,000 during 2005. Except as listed below, there are no bonuses, other annual compensation, restricted stock awards or stock options/SARs or any other compensation paid to the executive officers.

SUMMARY  COMPENSATION  TABLE

                                              Annual Compensation
                                          ----------------------------
                                                          Other Annual
Name and Position              Year         Salary        Compensation
--------------------------     ----         ------        ------------
Scott Gallagher                2005       $100,000(3)       $ 50,000
Chairman and CEO               2004       $100,000(2)       $ 25,000
                               2003       $100,000(1)       $ 25,000

(1)In 2003, Mr. Gallagher was issued 1,000,000 common shares in lieu of cash. Mr. Gallagher's contract includes an annual bonus of at least $25,000.

(2)In 2004, Mr. Gallagher was issued 625,000 restricted common shares in lieu of cash. Mr. Gallagher's annual bonus for 2004 was $25,000.

(3) In 2005 Mr. Gallagher was granted an annual bonus of $50,000. At December 31, 2005 the bonus remained unpaid.

COMPENSATION  AGREEMENTS

We have three-year employment agreements with our Chief Executive Officer and our Chief Operating Officer as follows:

Beginning November 15, 2005, we entered into a new three year employment agreement with Scott Gallagher, our Chairman and Chief Executive Officer. The employment agreement has a base annual rate of $200,000. Mr. Gallagher is also entitled to bonuses based on performance.

On February 1, 2006, we entered into a three year employment agreement with Mr. David R. Rasmussen whereby Mr. Rasmussen became our Chief Operating Officer and Chief Executive Officer of our wholly-owned subsidiary, See World Satellites, Inc. The employment agreement carries a base annual rate of $150,000 plus a performance based bonus.

We do not currently have any outside directors. In 2005, we paid our directors, who are also our employees, $2,000 per quarter. In February 2006, we eliminated board compensation for 2006.

We did not grant stock options in 2004 or 2005. Additionally, no stock options were exercised by any of the named executive officers in 2004 or 2005.

STOCK  OPTION  PLAN

We have adopted a Non-Qualified Stock Option and Stock Grant Plan for the benefit of key personnel and others providing significant services to us. An aggregate of 2,500,000 shares of our common stock have been reserved for issuance under the Plan, as amended.

The Plan is administered by our Board of Directors, which selects recipients of any stock options or grants, the number of shares and the terms and conditions of any options or grants to key persons defined in the Plan. In determining the value of services rendered to us for purposes of awards under the Plan, the Board considers, among other things, such person's employment position and relationship with us, his duties and responsibilities, ability, productivity, length of service or association, morale, interest in our company, recommendation by supervisors and the value of comparable services rendered by others in the community. All options granted pursuant to the Plan are exercisable at a price not less than the fair market value of the shares of common stock on the date of grant.

We have not granted any options from 2001 to the present. As of December 31, 2005 we had options outstanding to purchase a total of 598,000 shares of our common stock at exercise prices ranging from $0.81 per share to $2.75 per share. In accordance with SFAS 123R, we reviewed the provisions of the plan and its related outstanding options to comply with the required fair value analysis component to SFAS 123R that took effect January 1, 2006. During this analysis we determined that the 598,000 options previously issued have expired and are no longer outstanding as of January 1, 2006 per plan provisions.

COMPENSATION  COMMITTEE  INTERLOCKS  AND  INSIDER  PARTICIPATION

None of our directors or executive officer serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors.

                              FINANCIAL STATEMENTS
                         FTS GROUP, INC. AND SUBSIDIARY

Index  to  Consolidated  Financial  Statements
                                                                            Page
Consolidated  financials  Statements

Report  of Independent Registered Public Accounting Firm                     F-2

Consolidated  Balance Sheets as of December 31,2005 and 2004                 F-3

Consolidated  Statements  of  Operations  for  the  years  ended
December  31, 2005 and 2004                                                  F-4

Consolidated  Statements  of  Cash  Flows  for  the  years  ended
December  31,2005 and 2004                                                   F-5

Consolidated  Statements  of  Stockholders'  Equity
(Deficiency)for  the Years ended December 31,2005 and 2004                   F-6

Notes  to the Consolidated Financial Statements                              F-7

REPORT  OF  INDEPENDENT  REGISTERED  PUBLIC  ACCOUNTING  FIRM

TO  THE  BOARD  OF  DIRECTORS  AND  STOCKHOLDERS,  FTS  GROUP,  INC.

We have audited the accompanying consolidated balance sheet of FTS Group, Inc. and subsidiary as of December 31, 2004, and the related consolidated statements of operations, stockholders' deficiency and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of FTS Group, Inc. and subsidiary as of December 31, 2004, and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in
Note 3 to the consolidated financial statements, the Company has a working capital deficit of $472,862 and a stockholders' deficit of $421,811 as of December 31,2004. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  Withum  Smith  &  Brown,  P.C.
----------------------------------------
Princeton,  New  Jersey  March  7,
2005,  except  for  note  15  which
is  dated  March  31,  2005

R.  E.  BASSIE  &  CO.  CERTIFIED  PUBLIC  ACCOUNTANTS
6671 Southwest Freeway, Suite 550 Houston, Texas 77074-2220 Tel: (713) 272-8500 E-Mail: Rebassie@aol.com

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO THE BOARD OF DIRECTORS AND STOCKHOLDERS FTS GROUP, INC.:

We have audited the accompanying consolidated balance sheet of FTS Group, Inc. and subsidiary as of December 31, 2005, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FTS Group, Inc. and subsidiary as of December 31, 2005, and the results of their operations and their cash flows for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America. The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 13 to the financial statements, the Company has suffered recurring losses from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are also discussed in Note 13. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/  R.  E.  Bassie  &  Co.

Houston,  Texas
April  10,  2006

                                           FTS  GROUP,  INC.  AND  SUBSIDIARY
                                             CONSOLIDATED  BALANCE  SHEETS
                                             DECEMBER  31,  2005  AND  2004
Assets                                                                              2005          2004
Current assets:                                                                 ------------  ------------
     Cash and cash equivalents                                                  $   243,079   $     7,949
     Restricted cash                                                                560,000
     Accounts receivable                                                             12,201        87,485
     Inventories                                                                     33,180        44,998
     Prepaid expenses and current assets                                            474,683        35,430
                                                                                ------------  ------------
               Total current assets                                               1,323,143       175,862

Property and equipment, net of accumulated depreciation                             208,210       124,555
Unamortized discount on convertible debt                                            380,690             -
Unamortized debt issuance costs                                                      46,313             -
Investment in private entity                                                              -         7,500
Deposits                                                                             16,139        19,489
                                                                                ------------  ------------
               Total assets                                                     $ 1,974,495   $   327,406
                                                                                ============  ============
Liabilities and Stockholders' Equity

Current liabilities:
     Accounts payable and accrued expenses                                          468,185       259,723
     Current portion of notes payable to related parties
     Convertible debentures-current portion                                       1,002,496             -
     Notes payable to individuals                                                         -        37,250
     Notes payable to related parties, net of discount                               80,850       111,751
     Note payable - Dutchess Advisors                                                     -       240,000
                                                                                ------------  ------------
               Total current liabilities                                          1,551,531       648,724
                                                                                ------------  ------------

Convertible debentures, net of current portion                                      430,088       100,493
                                                                                ------------  ------------

Stockholders' equity:
     10% Convertible preferred stock, Series A, $0.01 par value:
          150,000 shares authorized; 0 shares issued and outstanding                      -             -
     Preferred stock, $0.01 par value, 4,850,000 undesignated
          shares authorized, none issued                                                  -             -
     Common stock, $.001 par value.  Authorized 150,000,000 shares:
          102,098,756 shares issued and outstanding at December 31, 2005,
          37,882,183 shares issued and outstanding at December 31, 2004             102,099        37,882
     Additional paid-in capital                                                  10,196,539     7,848,833
     Accumulated deficit                                                        (10,305,762)   (8,308,526)
                                                                                ------------  ------------
               Total stockholders' equity (deficit)                                  (7,124)     (421,811)
                                                                                ------------  ------------
Commitments and contingent liabilities
                                                                                ------------  ------------
               Total liabilities and stockholders' equity                       $ 1,974,495   $   327,406
                                                                                ============  ============

See  accompanying  notes  to  consolidated  financial  statements.

                                   FTS  GROUP,  INC.  AND  SUBSIDIARY
                                CONSOLIDATED  STATEMENTS  OF  OPERATIONS
                                     DECEMBER  31,  2005  AND  2004
                                                                                    2005          2004
                                                                                ------------  ------------
 Revenues                                                                       $ 1,310,731   $   712,282
                                                                                ------------  ------------
 Costs and expenses:
      Cost of sales                                                               1,110,645       521,660
      Selling, general and administrative                                         1,767,563     2,191,837
      Impairment loss                                                                     -       107,000
                                                                                ------------  ------------
           Total costs and expenses                                               2,878,208     2,820,497
                                                                                ------------  ------------
           Operating loss                                                        (1,567,477)   (2,108,215)
                                                                                ------------  ------------
 Other income (expenses):
      Unrealized loss on investments                                                 (7,500)       (7,500)
      Interest expense                                                             (422,259)     (212,638)
           Total other income (expenses)                                           (429,759)     (220,138)
                                                                                ------------  ------------
           Net loss from operations before taxes                                 (1,997,236)   (2,328,353)
                                                                                ------------  ------------
 Provision for income taxes                                                               -             -
                                                                                ------------  ------------
           Net loss applicable to common shareholders                           $(1,997,236)  $(2,328,353)
                                                                                ============  ============
 Net loss applicable to common shareholders:
           Basic and diluted                                                    $     (0.04)  $     (0.08)
                                                                                ============  ============
 Weighted average common shares:
           Basic and diluted                                                     55,986,790    27,459,250
                                                                                ============  ============

See  accompanying  notes  to  consolidated  financial  statements.

                                        FTS  GROUP,  INC.  AND  SUBSIDIARY
                                     CONSOLIDATED  STATEMENTS  OF  CASH  FLOWS
                                    YEARS  ENDED  DECEMBER  31,  2005  AND  2004
                                                                                    2005           2004
                                                                                ------------  ------------


 Cash flows from operating activities:
      Net loss                                                                  $(1,997,236)  $(2,328,353)
      Adjustments to reconcile net income to net cash
           used in operating activities:
                Depreciation and amortization                                        35,974        15,851
                Impairment of long-lived assets                                           -       107,000
                Common shares issued for services                                   630,850     1,220,201
                Unrealized loss on investment in private entity                       7,500         7,500
                Decrease in deferred compensation                                         -       146,550
                Amortization of debt discount                                       180,893        98,107
                (Increase) decrease in operating assets:
                     Accounts receivable                                             75,284       (83,580)
                     Inventories                                                     11,818       (37,239)
                     Prepaid expenses                                                   747       (33,918)
                     Other assets                                                    10,850        (1,839)
                Increase (decrease) in operating liabilities:
                     Accounts payable and accrued expenses                          322,011       (24,954)
                                                                                ------------  ------------
                          Net cash used in operating activities                    (721,309)     (914,674)
                                                                                ------------  ------------
 Cash flows from investing activities:
      Capital expenditures for property and equipment                              (119,629)     (194,729)
      Funding restricted for investment in acquisition                             (560,000)            -
                                                                                ------------  ------------
                            Net cash used in investing activities                  (679,629)     (194,729)
                                                                                ------------  ------------
 Cash flows from financing activities:
      Proceeds from issuance of stock                                               882,298       417,341
      Proceeds for stock to be issued                                                     -        54,765
      Proceeds from convertible debentures                                        1,263,000             -
      Proceeds from stock issued under equity line                                        -       376,833
      Proceeds from note payable to Dutchess Advisors                               560,000       450,500
      Proceeds from notes payable to individuals                                          -        98,250
      Repayments of note payable to Dutchess Advisors                              (921,022)     (266,485)
      Repayments of debenture loan                                                  (26,876)            -
      Repayments of notes payable to individuals                                    (37,250)      (61,000)
      Increase in amounts due to related parties                                     84,000       140,235
      Repayment of loans from related parties                                      (168,082)      (99,974)
                                                                                ------------  ------------
                          Net cash provided by financing activities               1,636,068     1,110,465
                                                                                ------------  ------------
                          Net increase in cash                                      235,130         1,062

 Cash at beginning of year                                                            7,949         6,887
                                                                                ------------  ------------
 Cash at end of year                                                            $   243,079   $     7,949
                                                                                ============  ============
 Supplemental schedule of cash flow information:
      Interest paid                                                             $    93,133   $   188,344
                                                                                ============  ============
 Supplemental disclosure of non-cash investing and financing activities:
      Stock issued in exchange for convertible debentures                       $    51,016   $   350,091
                                                                                ============  ============
      Stock issued in exchange for acquisition of assets                        $         -   $     2,100
                                                                                ============  ============

See  accompanying  notes  to  consolidated  financial  statements.

                                                FTS  GROUP,  INC. AND SUBSIDIARY
                                       CONSOLIDATED  STATEMENTS OF STOCKHOLDERS' EQUITY
                                            YEARS  ENDED  DECEMBER  31, 2005 AND 2004
                                                                                         Additional                          Total
                                                   Preferred Stock    Common Stock        paid-in  Accumulated   Deferred   stock-
                                                   -------------- --------------------                                      holders'
                                                   shares  amount   shares     amount     capital    deficit   compensation equity
                                                   ------ ------- ----------- -------- ----------- ------------- ---------- --------
 Balance, December 31, 2003                             - $     -  18,141,564 $ 18,142 $ 5,465,030 $(5,943,196) $(146,550)$(606,574)


      Issuance of common shares for cash                -       -   6,000,000    6,000     411,341             -          -  417,341


      Issuance of common shares for services            -       -   7,994,720    7,994   1,212,207             -          -1,220,201


      Conversion of debentures in shares of common
           stock                                        -       -   3,570,030    3,570     346,521             -          -  350,091


      Issuance of common shares for acquisition
           of  assets                                   -       -      30,000       30       2,070             -          -    2,100


      Issuance of common shares for through equity line -       -   2,145,869    2,146     374,687             -          -  376,833


      Amortization of deferred compensation             -       -           -        -           -             -    146,550  146,550


      Issuance of stock warrants as dividends on
           common shares                                -       -           -        -      36,977      (36,977)          -        -


      Net loss                                          -       -           -        -           -   (2,328,353)     -   (2,328,353)

                                                   ------ ------- ----------- -------- ----------- ------------- ---------- --------
 Balance, December 31, 2004                             -       -  37,882,183   37,882   7,848,833   (8,308,526)        -  (421,811)


      Issuance of common shares for cash                -       -  13,461,300   13,461     868,837            -         -   882,298


      Issuance of common shares for services            -       -   6,572,500    6,573     624,277            -         -   630,850


      Conversion of debentures in shares of
           common stock                                 -       -     522,086      522      50,494            -         -    51,016


      Issuance of common shares through equity line     -       -   8,140,263    8,140     451,513            -         -   459,653


      Issuance of common shares on convertible debt     -       -  35,520,424   35,521     352,585            -         -   388,106


      Net loss                                          -       -           -        -           -   (1,997,236)        -(1,997,236)

                                                   ------ ------- ----------- -------- ----------- ------------- --------  --------
 Balance, December 31, 2005                             - $     - 102,098,756 $102,099 $10,196,539 $(10,305,762) $      -  $(7,124)

See  accompanying  notes  to  consolidated  financial  statements.

                                 FTS GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

(1)  BASIS  OF  PRESENTATION

     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

ORGANIZATION,  OWNERSHIP  AND  BUSINESS

FTS Group, Inc. (the "Company"), was incorporated under the laws of the State of Nevada. The Company is engaged in the acquisition and development of a chain of full service retail wireless stores. The Company's primary business is the marketing, sale and activation of cellular and satellite handsets, satellite television activations and installations, cellular accessories and other related wireless products such as Wi-Fi service and related access equipment for residential or business purposes.

PRINCIPLES  OF  CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary: FTS Wireless, Inc. All significant intercompany transactions and balances have been eliminated in consolidation.

ACCOUNTS  RECEIVABLE

Accounts receivable consist primarily of trade receivables, net of a valuation allowance for doubtful accounts.

INVENTORIES

Inventories are valued at the lower-of-cost or market on a first-in, first-out basis.

INVESTMENT  SECURITIES

The Company accounts for its investments in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Management determines the appropriate classification of its investments in marketable securities at the time of purchase and reevaluates such determination at each balance sheet date. Securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities. Debt securities for which the Company does not have the intent or ability to hold to maturity and equity securities not classified as trading securities are classified as available-for-sale. The cost of investments sold is determined on the specific identification or the first-in, first-out method. Trading securities are reported at fair value with unrealized gains and losses recognized in earnings, and available-for-sale securities are also reported at fair value but unrealized gains and losses are shown in the caption "unrealized gains (losses) on shares available-for-sale" included in stockholders' equity. Management determines fair value of its investments based on quoted market prices at each balance sheet date.

PROPERTY,  EQUIPMENT  AND  DEPRECIATION

Property and equipment are recorded at cost less accumulated depreciation. Upon retirement or sale, the cost of the assets disposed of and the related accumulated depreciation are removed from the accounts, with any resultant gain or loss being recognized as a component of other income or expense. Depreciation is computed over the estimated useful lives of the assets (3-20 years) using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes. Maintenance and repairs are charged to operations as incurred.

INTANGIBLE  ASSETS

SFAS No. 142 eliminates the amortization of goodwill, and requires annual impairment testing of goodwill and introduces the concept of indefinite life intangible assets. The Company adopted SFAS No. 142 effective January 1, 2002. Goodwill and indefinite lived intangible asset impairment is always assessed based upon a comparison of carrying value with fair value.

IMPAIRMENT  OF  LONG-LIVED  ASSETS

Realization of long-lived assets, including goodwill, is periodically assessed by the management of the Company. Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. In management's opinion, there was no impairment of such assets at December 31, 2005. When the Company completed its impairment testing for the year ended December 31, 2004, it determined that the value of assets acquired related to certain store locations were impaired in the amount of $107,000.

REVENUE  RECOGNITION

We recognize revenue from the activation of new wireless customers and the sale of wireless handsets, airtime and accessories at the time of activation or sale. Net revenues from wireless activations are recognized during the month the activation is performed. Allowances for charge backs, returns, discounts and doubtful accounts are provided when sales are recorded. Shipping and handling costs are included in cost of sales.

Although our post-paid activations are subject to possible charge-back of commissions if a customer deactivates service within the allowable 180-day period after signing the contract, we still recognize the activation in the period of the activation. We have set up a reserve for possible activation charge-backs. Based on SFAS No. 48, this is permitted if reliable estimates of the expected refunds can be made on a timely basis, the refunds are being made for a large pool of homogeneous items, there is sufficient company-specific historical basis upon which to estimate the refunds, and the amount of the commission specified in the agreement at the outset of the arrangement is fixed, other than the customer's right to request a refund.

INCOME  TAXES

The Company is a taxable entity and recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to be in effect when the temporary differences reverse. The effect on the deferred tax assets and liabilities of a change in tax rates is recognized in income in the year that includes the enactment date of the rate change. A valuation allowance is used to reduce deferred tax assets to the amount that is more likely than not to be realized.

RESTRICTED  CASH

Restricted cash of $560,000 represents funds held in escrow by Grushko & Mittman to be utilized at the closing of the acquisition of See World Satellites in January, 2006. The source of the funds was from the December 2005 issuance of promissory notes designed for the purpose of raising funds for this acquisition. The funds are contractually restricted and to be remitted directly towards settlement of the acquisition.

EARNINGS  PER  SHARE

The basic net earnings (loss) per common share is computed by dividing the net earnings (loss) by the weighted average number of shares outstanding during a period. Diluted net earnings (loss) per common share is computed by dividing the net earnings, adjusted on an as if converted basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the years ended December 31, 2005 and 2004, potential dilutive securities that had an anti-dilutive effect were not included in the calculation of diluted net earnings (loss) per common share. These securities include options to purchase shares of common stock.

ADVERTISING  COSTS

Advertising costs are expensed as incurred. Advertising expense was $23,631 and $17,792 for the years ended December 31, 2005 and 2004 respectively.

MANAGEMENT'S  ESTIMATES  AND  ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses. Actual results could differ from these estimates.

STOCK-BASED  COMPENSATION

The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related Interpretations and to elect the disclosure option of SFAS No. 123, "Accounting for Stock-Based Compensation". Accordingly, compensation cost for stock options issued to employees is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS

The Company estimates the fair value of its financial instruments using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the Company estimates of fair value are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumption and/or estimation methodologies may have a material effect on the estimated fair value amounts. The interest rates payable by the Company on its notes payable approximate market rates. The Company believes that the fair value of its financial instruments comprising accounts receivable, notes receivable, accounts payable, and notes payable approximate their carrying amounts.

NEW  ACCOUNTING  STANDARDS

In May 2005, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 154, Accounting Changes and Error Corrections. SFAS No. 154 replaces Accounting Principles Board Opinion No. 20, Accounting Changes, and SFAS No. 3, Reporting Accounting Changes in Internal Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS No. 154 requires retrospective application of changes in accounting principle to prior periods' financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We will adopt SFAS No. 154 on January 1, 2006. Any impact on the Company's consolidated results of operations and earnings per share will be dependent on the amount of any accounting changes or corrections of errors whenever recognized.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 153. This statement addresses the measurement of exchanges of nonmonetary assets. The guidance in APB Opinion No. 29, "Accounting for Nonmonetary Transactions," is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged.

The guidance in that opinion; however, included certain exceptions to that principle. This statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges incurred during fiscal years beginning after the date of this statement is issued. Management believes the adoption of this statement will have no impact on the financial statements of the Company. In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 152, which amends FASB statement No. 66, "Accounting for Sales of Real Estate," to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, "Accounting for Real Estate Time-Sharing Transactions." This statement also amends FASB Statement No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects," to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Management believes the adoption of this statement will have no impact on the financial statements of the Company.

In  November  2004,  the  Financial  Accounting  Standards  Board  (FASB) issued
Statement of Financial Accounting Standards No. 151, "Inventory Costs- an amendment of ARB No. 43, Chapter 4." This statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that "under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges." This statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005 . Management does not believe the adoption of this statement will have any immediate material impact on the Company .

RECLASSIFICATIONS

Certain 2004 amounts have been reclassified to conform to the 2005 presentation.

(2) Restatement

The company has restated its financial statements for the year ended December 31, 2005 to amend and restate the accounting for warrants issued in connection with a financing closed December 29, 2005. These security components were originally treated as equity transactions associated with the issuance of secured, convertible promissory notes. However, at the time of the issuance, the Company had an insufficient number of authorized shares to settle the contract after considering all other commitments that may require the issuance of stock during the maximum period the contract could remain outstanding. Based on this shortage, EITF-0019 requires initial balance sheet classification of the warrants as a liability until such time that an increase in authorized shares sufficient to cover the shortage, is approved by the shareholders. If the classification required under this Issue changes as a result of events during the period, the contract should be reclassified as of the date of the event that caused the reclassification. Additional shares sufficient to cover the shortage were approved in October, 2006. Therefore, from December 2005 through the end of the third quarter 2006, liability classification is required for the warrants. During the fourth quarter 2006, a reclassification back to equity will be appropriate. Also being restated in relation to this financing is the split between the current and long term components of the associated liabilities per closer review of the contract terms.

The restatement will also reclassify the restricted portion of cash to a separate line item on the Balance Sheet with a corresponding correction to the Statement of Cash Flows to reflect the restriction.

There is no impact to earnings or cash associated with these restatements other than earmarking the restricted portion of cash, details of which were already disclosed elsewhere in the statements.

There were also related adjustments to the Company's consolidated statement of cash flows and consolidated statement of stockholder's equity.

The effect of the restatement on specific amounts provided in the consolidated financial statements is as follows:

                                                                        As of December 31,2005
Consolidated Balance Sheet                            Previously Reported     Increase (Decrease)      Restated
                                                          ------------           -------------       -------------
Cash,$560,000 restricted at 12/31/05                      $    803,079           $   (560,000)       $    243,079
Restricted Cash                                           $          -           $    560,000        $    560,000
Convertible debentures-current portion                    $          -           $  1,002,496        $  1,002,496
Convertible debentures                                    $  1,213,049           $   (782,961)       $    430,088
Additional paid in capital                                $ 10,416,074           $   (219,535)       $ 10,196,593
Total stockholder's equity (deficit)                      $    212,411           $   (219,535)       $     (7,124)

In addition, the Company has included restatements to reflect certain clarifications made in response to the SEC's comments as raised in its review of the Company's registration statement on Form SB-2 as filed with the SEC on May 2, 2006, on Form SB-2/A as filed with the SEC on September 29, 2006 and on Form SB-2/A as filed with the SEC on November 7, 2006. These restatements include expanded clarification on business operations in general as well as expanded clarification on revenue recognition policies, liquidity considerations, critical accounting policies, and changes to the Notes to Consolidated Financial Statements.


(3)     PROPERTY  AND  EQUIPMENT

Major classes of property and equipment together with their estimated useful lives, consisted of the following:


                                                                           December 31
                                                      Years                2005      2004
                                                      -----       -      --------  --------
Leasehold improvements                                   5               $180,937  $      -
Furniture and fixtures                                   5                 54,208    19,460
Equipment                                              3-5                 20,890     5,273
Vehicles                                                 3                 11,927     2,100
Construction in progress                                 5                      -   121,500
----------------------------------------------                           --------  --------
Total property and equipment                                              267,962   148,333
----------------------------------------------
Less accumulated depreciation and amortization                             59,752    23,778
----------------------------------------------                           --------  --------
Net property and equipment                                               $208,210  $124,555
----------------------------------------------                           --------  --------


Depreciation expense for the years ended December 31, 2005 and 2004 was $35,974 and $15,851 respectively.

(4)  CONVERTIBLE  DEBT

During 2005 the Company raised a total of $1,820,690 from the issuance of $1,896,551 Secured Convertible Promissory Notes with selected subscribers. The Notes were issued at an original discount of 21%. On December 29, 2005, the Company received $1,000,000 of the proceeds and a further $470,000 in January, 2006. Both amounts were after discount, but before expenses. The Company agreed to issue 100 class A, and 50 class B warrants for each 100 shares on the closing date of the issuance of the Notes, assuming complete conversion. The Company also agreed to issue 35,520,424 shares of common stock to be distributed pro rata to purchasers of the Notes (the common stock was issued effective December 29, 2005 and is included in the number of shares issued and outstanding at December 31, 2005). The Conversion prices of the Notes, class A warrants, and class B warrants as stated on the Notes are $0.04, $0.02868 and $0.0239 respectively.

We accounted for the issuance of stocks and warrants under the convertible notes in line with the provisions of EITR 00-27 which states that when a debt instrument includes detachable instruments such as warrants, the proceeds of the issuance should be allocated to the convertible instrument and the detachable instruments in proportion to their relative fair market values. Accordingly, the Company calculated fair value of the stock based on current market price and fair value of the warrants using the Black-Scholes pricing model. Total proceeds from the funding were then allocated among debt and equity based on their relative fair values.

As discussed in footnote #2, a restatement was necessary as the $219,535 allocated to warrants was initially classified as equity. Due to an insufficient number of authorized and unissued shares available at the date of the issue to cover complete conversion, the warrant portion if the allocation is being reclassified to liability until the fourth quarter, 2006 at which time the shareholders approved an increase in authorized shares sufficient to cover the shortage.

 (5)  CONVERTIBLE  DEBENTURES

During February 2003 the Company completed an additional debenture offering. Pursuant to a subscription agreement with Dutchess Private Equities Fund, LP ("Dutchess") the Company received $212,500 from the sale of 6% secured convertible debentures. The terms of the debentures provide for payment by February 14, 2007 with the debentures being convertible into the Company's common stock at any time at the lesser of (i) 80% of the average of the five lowest closing bid prices during the 15 days prior to conversion or (ii) 100% of the average of the closing bid prices for the 20 trading days immediately preceding the closing date. The Company has registered the underlying shares on Form SB-2. As of December 31, 2005 and 2004 the amount of debentures outstanding was $0 and $100,493 respectively. During 2004 Dutchess converted $350,093 worth of debentures into 3,570,030 shares of stock.

During the year ended December 31, 2004 the Company issued approximately 3,570,030 shares to Dutchess Private Equities Fund, LP to reduce its balance by $350,091. At December 31, 2004 the outstanding unconverted debenture totaled $100,493, which has since been converted into approximately 1,004,930 shares of stock of Dutchess.

(6)  EQUITY  LINE  OF  CREDIT
The Company entered into an investment agreement in 2004 for an equity line of credit with Dutchess Private Equities Fund. The agreement provides for a maximum of $6,000,000 with 15,000,000 shares of common stock registered and available to repay credit line advances. Shares are convertible based on 93% of the three-day average of the lowest three out of five days subsequent to a put for funds. At December 31, 2004, 12,854,131 shares were available under the terms of the equity line agreement. During 2004, the Company raised $376,833 from the equity line of credit.

(7)  NOTES  PAYABLE  TO  RELATED  PARTIES

During June 2004, we entered into a note agreement with our then Chief Financial Officer, Linda Ehlen. Ms. Ehlen extended us a loan for $61,200 bearing interest of 8% per annum and a face amount premium of 20%, or $12,240. The note also included a stipulation that this related party would receive 307,000 shares of common stock as an inducement for providing the financing. The proceeds of $61,200 were allocated $43,200 to notes payable and $18,000 to the value of the common stock to be issued, based on their relative fair values. The difference between the amount to be repaid of $73,440 and the $43,200 represents a debt discount in the amount of $30,240 which was recorded by the company. This amount was amortized over the life of the loan. For the year ended December 31, 2004, the Company had amortized $13,829 leaving an unamortized debt discount of $16,411 at December 31, 2004. Unpaid principal remained at December 31, 2004 in the amount of $63,440 for a net balance due of $47,029. This loan was paid in full and the debt discount fully amortized during 2005.

During September 2004, we entered into a note agreement with our Chief Executor Officer, Scott Gallagher. Mr. Gallagher extended us a loan for $125,000 bearing interest of 8% per annum and a face amount premium of 20%, or $25,000. The note also included a stipulation that this related party would receive 625,000 shares of common stock as an inducement for providing the financing. The proceeds of $125,000 were allocated $88,235 to notes payable and $36,765 to the value of the common stock to be issued, based on their relative fair values. The difference between the amount to be repaid of $150,000 and the $88,235 represents a debt discount in the amount of $61,765 which was recorded by the company. This amount was amortized over the life of the loan. For the year ended December 31, 2004, the Company had amortized $28,245 leaving an unamortized debt discount of $33,520 at December 31, 2004. Unpaid principal remained at December 31, 2004 in the amount of $98,242 for a net balance due of $64,722. This loan was paid in full and the debt discount fully amortized during 2005. Additional funds of $8,800 were advanced by and repaid to Scott Gallagher during the course of the year in 2004.
During the quarter ended September 30, 2005, our Chief Executive Officer advanced additional funds totaling $70,661 to us. During the fourth quarter, these advances were converted to a note with an interest rate of 20% per annum. The note must be repaid by August 2007. Mr. Gallagher was issued 1,000,000 shares of restricted stock as inducement for providing this financing.

(8)     NOTE  PAYABLE  -  DUTCHESS  EQUITIES  FUND
---     ------------------------------------------

The Company signed a short-term Note payable to Dutchess Equities Fund, II L.P. in the amount of $500,000 which was due in May of 2005. The loan bears interest at a rate of 12% per annum, it includes a 20% premium. The premium in the amount of $100,000 has been charged to the interest expense for 2005. The loan was paid back timely. 750,000 shares of common stock were issued to Dutchess as inducement for entering into the financing.

During the year ended December 31, 2005, the Company also borrowed, under short term loan agreements, $60,000 from Dutchess Private Equities Fund bearing an interest rate of 12% per annum, it includes a 20% premium. The entire balance was repaid during 2005.

(9)     INCOME  TAXES

The Company accounts for income taxes under SFAS 109, "Accounting for Income Taxes", which requires use of the liability method. SFAS 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates and liabilities are expected to be settled or realized.

Reconciliation of the Federal statutory income tax rate of 34% to the effective rate is as follows:


                                                        December 31
                                                --------------------------
                                                   2005            2004
                                                ---------        ---------
Federal statutory income tax rate               (659,000)        (792,000)
---------------------------------
                                                 659,000          792,000
                                                ---------        ---------
                                                       -                -
                                                ---------        ---------

The tax effects of temporary differences and net operating losses that give rise to significant portions of deferred tax assets and liabilities consisted of the following:

                                                         December 31
Reconciling items:                                 2005                2004
--------------------------------               ------------        ------------
Net operating loss carryforward:               $ 3,244,000         $ 2,585,000
--------------------------------
Less valuation allowance                        (3,244,000)         (2,585,000)
--------------------------------               ------------        ------------
Net deferred tax asset                         $         -         $         -

The net operating loss carryforward of approximately $10,000,000 will expire through 2024.

At December 31, 2005, the Company provided a 100% valuation allowance for the deferred tax asset because given the volatility of the current economic climate, it could not be determined whether it was more likely than not that the deferred tax asset/(liability) would be realized.

(10)     OPERATING  LEASES
----     -----------------

The Company leases real property for its seven retail locations. Five of the locations have lease terms ranging from six months to three years while two locations are on a month-to-month basis.
Future  minimum  payments  due  on  the  non-cancelable  leases  are as follows:

                                            Year                      Annual
                                           Ending                    Payments
                                            2006                    $  95,439
                                            2007                       53,807
                                            2008                          633
                                                                    $ 149,879
                                                                    ---------

Rent expense was $165,392 and $135,447 for the years ended December 31, 2005 and 2004, respectively.

(11)     CONCENTRATION  OF  CREDIT  RISK
----     -------------------------------

The Company's concentrations of credit risk consist principally of Accounts Receivable and Accounts Payable. The Company purchases approximately 90% of their telephone supplies from two vendors. Additionally, these same two vendors are also major customers of the Company who provide over 60% of revenue.

(12)     STOCK

During July 2003, the Company filed Form SB-2 Registration Statement with the Securities and Exchange Commission to register 5,600,000 shares of common stock. In conjunction with this registration statement the Company incurred legal and accounting costs of approximately $35,000. The SB-2 Registration statement was declared effective by the Securities and Exchange Commission in October of 2003.

During January of 2004, the Company filed Form SB-2 Registration Statement with the Securities and Exchange Commission to register 15,000,000 shares of common stock. In conjunction with this registration statement the Company incurred legal and accounting costs of approximately $25,000. The SB-2 Registration statement was declared effective by the Securities and Exchange Commission in February of 2004.

During June of 2005, the Company filed Form SB-2 Registration Statement with the Securities and Exchange Commission to register 47,501,563 shares of common stock. In conjunction with this registration statement the Company incurred legal and accounting costs of approximately $25,000. The SB-2 Registration statement was declared effective by the Securities and Exchange Commission in August of 2005.

On January 17th 2005 the Company closed a private placement and agreed to issue 12,200,050 shares of common stock to a group of accredited investors in private placements at an average price of $0.08 per share for gross proceeds of $769,460 after 10% commission and 3% expense fee. In accordance with the subscription agreement, the investors will receive two classes of warrants, called Series A and Series B warrants, for each share of common stock purchased. The A warrants have an exercise price of $0.08 and B warrants have an exercise price of $0.12. The Company filed the terms and conditions of the financing and registration rights in March of 2005 on Form 8-K. The funds raised in the private placement were primarily used for working capital, costs related to the opening of new locations and to reduce outstanding liabilities.

During the three months ended March 31, 2005, $51,017 worth of debentures was converted into 1,004,930 shares of stock relating to the Company's convertible debenture with Dutchess Private Equities Fund. The convertible debenture was fully extinguished during the period.

During the three months ended March 31, 2005, 2,085,426 shares of stock were issued relating to the Company's equity line of credit for proceeds of $270,994. Funds were used to repay outstanding notes.

The Company signed a short-term note payable to Dutchess Equities Fund, II L.P. in the amount of $500,000 plus a $100,000 premium. The note, dated January 10th, 2005 matures on August 10, 2005. The note bears interest at 12% per annum. The note carries certain restrictions relating to additional financing and registration rights to certain shares issued to Dutchess. As of May 5th, 2005, the note and interest have been paid in full.

The note contained a stipulation that the Company would deliver 500,000 shares of common stock with "Piggy-Back" registration rights. In addition, the Company issued 250,000 shares of restricted common stock in March 2005 relating to loan inducements for a loan in 2004.

During January 2005, the Company issued 2,030,000 shares of common stock for services pursuant to a Form S-8 registration. The shares were valued at fair market on the date it was agreed that the shares would be issued. The non-stock compensation expense of $294,350 has been charged to operations during the period and reported under Selling, General and Administrative Expenses. On June 15th, 2004 the Company borrowed $61,200 from its CFO Linda Ehlen. On September 25, 2004 the Company borrowed $133,800 from its Chairman and CEO Scott Gallagher. The loans bear an interest rate of 8% per annum and due in June and September of 2005. Two of the notes carried a 20% premium in the aggregate amount of $37,240. The funds were primarily used to fund acquisitions and to repay loans from Dutchess Private Equities Fund II, LP.

The two notes received from related parties, Mr. Gallagher and Mrs. Ehlen required the Company to issue 932,000 (625,000 restricted common shares to Mr. Gallagher and 307,000 restricted shares to Mrs. Ehlen) of common stock as an inducement to provide the financing. On March 3, 2005 we issued 932,000 restricted common shares. Proceeds in the amount of $186,200 borrowed from two of its officers have been allocated $131,435 to notes payable and $54,765 to the value of the common stock to be issued to the individuals based on their relative fair values. The difference between the amount to be repaid aggregating $223,440 and the $131,435 represents a debt discount in the amount of $92,005 which was recorded by the Company. This amount is being amortized over the life of the loans. For the year ended December 31, 2004, the Company has amortized $42,073 leaving an unamortized debt discount of $49,931 at December 31, 2004.

On January 15th, 2006 the Company issued 1,500,000 restricted common shares to Scott Gallagher relating to a two year employment agreement entered into on November 15, 2005.

During the quarter ended December 31, 2005 warrants were exercised at $0.03 per share by eight accredited investors for the purchase of 762,500 shares of common stock.

During the quarter ended December 31, 2005 the Company issued 5,474,880 shares to Dutchess Private Equities Fund II, LP, under our equity line of credit for proceeds of $134,575 after fees.

During the quarter ended December 31, 2005, the Company issued 35,520,424 shares of common stock to a group of ten accredited investors relating to a financing closed on December 29, 2005. An 8-K detailing this issuance was filed with the Securities and Exchange Commission on January 5, 2006.

(13)     WARRANTS  AND  OPTIONS

(13)  A-OPTIONS
The Company has a Non-Qualified Stock Option and Stock Grant Plan (the "Plan"), adopted in July 1997. For the year ended December 31, 2005 the Company has not granted any options. Under the Company's Plan, the Company's Board of Directors has reserved 2,500,000 shares that may be granted at the Board of Directors' discretion. No option may be granted after July 27, 2007 and the maximum term of the options granted under the Plan is ten years. The effect of applying SFAS 123 on a pro forma basis was $0 for the year ended December 31, 2005 and 2004 because all of the options were granted and fully vested prior to 2003. Changes in options outstanding under the plan are summarized as follows:

                                                                        Weighted
                                                                        Average
                                                        Number of      Exercise
                                                         shares          Price
                                                        ---------      ---------

Options Outstanding at December 31, 2005                 598,000          $ 1.50
                                                                              --
                                         Granted               -               -
                                       Exercised               -               -
                                       Forfeited               -               -

Options Outstanding at December 31, 2005                 598,000          $ 1.50

The exercise price for all options is at or above the market value of the common stock as of the date of grant.

The  following  table  summarizes  information  about fixed price stock options:

OPTIONS  OUTSTANDING  AND  EXERCISABLE

         Weighted          Weighted          Weighted          Weighted
          Average          Average           Average            Average
         Exercise          Number          Contractual         Exercise
           Price          Outstanding         Life               Price
        0.81-1.38           4,000          6.1 years          $     1.14
        1.50-2.75         594,000          6.7 years          $     1.50

(13)  B- WARRANTS

The  following  details  warrants  outstanding  as  of  December  31,  2005:

The Company had 3,000,000 warrants outstanding relating to a dividend declared to stockholders of record on August 27, 2004. The warrants have an exercise price of $0.25 and expire on August 7, 2007. The Company does not expect these warrants to be exercised in the near future because the exercise price exceeds the current stock price.

In accordance with the subscription agreement relating to the private placement the Company closed during the period ending March 31, 2005. The Company issued the following warrants. Investors received two classes of warrants, Series A and Series B warrants, for each share of common stock purchased. The B warrants have an exercise price of $0.08 and A warrants have an exercise price of $0.12. The Company filed the terms and conditions of the financing and registration rights in March of 2005 on Form 8-K. The funds raised in the private placement were primarily used for working capital, costs related to the opening of new locations and to reduce outstanding liabilities.

                                                      2005                2005
                                                   Underlying          Exercise
                                                     Shares              Price


Warrants issued during 2000                         1,036,000            $1.50
Warrants issued during 2004
(10% Warrant Div)                                   3,000,000            $0.25

Warrants issued during 2004 and 2005
A Warrants                                         15,431,250            $ .10
B Warrants                                         14,170,250            $ .03

On September 28, 2005, our Board of Directors reduced the exercise price of the A warrants from $0.12 to $0.10. Additionally, our Board of Directors reduced the exercise price of the B warrants from $0.08 to $0.03.

In accordance with the subscription agreement relating to the private placement closed on December 29, 2005 the Company issued the following warrants. Investors received two classes of warrants, called Series A and Series B warrants, for each share of common stock purchased. The A warrants have an exercise price of $0.02868 and the B warrants have an exercise price of $.0239. The Company filed the terms and conditions of the financing and registration rights in January of 2006 on Form 8-K. The funds raised in the private placement were primarily used for the acquisition of the Companies wholly owned subsidiary See World Satellites, Inc.

As discussed in footnote #2, a restatement was necessary as the $219,535 allocated to warrants was initially classified as equity. Due to an insufficient number of authorized and unissued shares available at the date of the issue to cover complete conversion, the warrant portion if the allocation is being reclassified to liability until the fourth quarter, 2006 at which time the shareholders approved an increase in authorized shares sufficient to cover the shortage.

As discussed in footnote #4, the warrants associated with this Issue, along with the related stock, were allocated based on their relative fair values, with the fair value of the warrant component determined using the Black-Scholes pricing model considering market factors at December 29,2005. The fair value calculation for this grouping of warrants was performed independently of any other issue. Therefore, the reduction to the exercise prices for Series A and B warrants on September 28,2005 and July 7, 2006 did not impact the fair value measurement of the warrants associated with the December 29, 2005 financing. The warrants below, associated with the financing, are not exercisable until such time as the Company's pending SB-2 becomes effective.

                                                   2005                 2005
                                                   ----                 ----
                                                 Underlying           Exercise
                                                  Shares                Price

Warrants  issued  in  December  2005
                       A Warrants               35,520,424          $     .02868
                       B Warrants               17,760,212          $     .0239

(14)     GOING  CONCERN
----     --------------

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company's ability to continue as a going concern is contingent upon its ability to expand its operations and secure additional financing. Failure to secure financing or expand operations may result in the Company not being able to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects of the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(15)     SUBSEQUENT  EVENTS

On January 3, 2006, the Company acquired See World Satellites, Inc., a Pennsylvania corporation. The Company paid $500,000 at the closing of the transaction on January 3, 2006. The Company agreed to pay an additional $500,000 into an escrow account to be held until all material contracts held by See World have been executed, amended or modified to acknowledge our acquisition of See World and/or to make us a party to each agreement such that we have full benefit of the agreements.

At the closing, the Company also issued to See World a two year secured promissory note in the sum of $3,500,000. The Note does not pay interest. Pursuant to the terms of the Note, the Company agreed to pay to See World seven equal cash installments of $250,000. The initial installment is payable 90 days after closing and the remaining installments are payable every three months thereafter. The Company also agreed to make additional payments of $1,000,000 on January 3, 2007 and $750,000 on April 3, 2008. The Note is secured against the assets of See World.

The Company also agreed to issue to Richard Miller $1,000,000 worth of our convertible preferred stock within three days of the completion of the 2005 audit. The value of the shares will be based on the closing price of our stock on January 3, 2006.

FINANCIAL  INFORMATION
                              FINANCIAL STATEMENTS

Consolidated Financial Statements (unaudited)                               PAGE

Balance Sheet - September 30,2006 and December 31, 2005                     F-20

Statements  of  Operations  -  Three  months  ended
September 30, 2006 and 2005                                                 F-21

Statements  of  Cash  Flows  -  Three  months  ended  September  30,
2006 and 2005                                                               F-22

Notes to Consolidated Financial Statements                                  F-23

                                  FTS  GROUP,  INC.  AND  SUBSIDIARIES
                                       Consolidated Balance Sheets
                                  September 30, 2006 and December 31, 2005
Assets                                                                              2006          2005
                                                                                ------------  ------------
Current assets:
     Cash and cash equivalents                                                  $    25,356   $   243,079
     Restricted cash                                                                      -       560,000
     Accounts receivable                                                            170,150        12,201
     Inventories                                                                    369,876        33,180
     Prepaid expenses and current assets                                            199,714       474,683
                                                                                ------------  ------------
               Total current assets                                                 765,096     1,323,143

Property and equipment, net of accumulated depreciation                             340,604       208,210
Unamortized discount on convertible debt                                            278,535       380,690
Unamortized debt issuance costs                                                      59,145        46,313
Excess of cost over the net assets of business acquired                           5,177,696             -
Deposits                                                                             17,182        16,139
                                                                                ------------  ------------
               Total assets                                                     $ 6,638,258   $ 1,974,495
                                                                                ============  ============
Liabilities and Stockholders' Equity

Current liabilities:
     Accounts payable and accrued expenses                                      $   145,483   $   468,185
     Current portion of notes payable to related parties                          1,830,895        80,850
     Convertible debentures                                                       1,462,431     1,002,496
     Current installments of long-term debt-equipment loans                           7,619             -
                                                                                ------------  ------------
               Total current liabilities                                          3,446,428     1,551,531
Convertible debentures                                                                    -       430,088
Long-term debt to related parties, less current installments                      1,250,000             -
Long-term debt equipment loans, less current installments                               620             -
                                                                                ------------  ------------
               Total liabilities                                                  4,697,048     1,981,619
                                                                                ------------  ------------
Stockholders' equity:
     10% Convertible preferred stock, Series A, $0.01 par value:
          150,000 shares authorized; 0 shares issued and outstanding                      -             -
     Preferred stock, $0.01 par value, 4,850,000 undesignated
          shares authorized, none issued                                                  -             -
     Convertible preferred stock, Series B, $0.01 par value:
          1,000,000 Shares authorized, issued and outstanding at September 30,2006   10,000             -
     Common stock, $.001 par value.  Authorized 150,000,000 shares:
          131,737,469 shares issued and outstanding at September 30, 2006,
          102,098,756 shares issued and outstanding at December 31, 2005.           131,737       102,099
     Additional paid-in capital                                                  11,973,568    10,196,539
     Accumulated deficit                                                        (10,174,095)  (10,305,762)
                                                                                ------------  ------------
               Total stockholders' equity                                         1,941,210        (7,124)
                                                                                ------------  ------------
Commitments and contingent liabilities                                                    -             -
                                                                                ------------  ------------
               Total liabilities and stockholders' equity                       $ 6,638,258   $ 1,974,495
                                                                                ============  ============

See  accompanying  notes  to  consolidated  financial  statements.

                         FTS GROUP, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                                                                     Three Months                Nine Months
                                                                                 Ended September 30,          Ended September 30,
                                                                              --------------------------  --------------------------
                                                                                   2006         2005          2006           2005
                                                                              ------------  ------------  ------------  ------------

REVENUES
     Service Revenue-See World Satelltites, Inc.                              $ 1,233,984   $         -   $ 3,564,075   $         -
     Product Retail Sales-FTS Wireless, Inc.                                      411,263       283,505     1,348,179       934,096
                                                                              ------------  ------------  ------------  ------------
                                                                                1,645,247       283,505     4,912,254       934,096
                                                                              ------------  ------------  ------------  ------------
COST OF GOODS SOLD
     Service-See World Satelltites, Inc.                                          161,206             -       464,669             -
     Product-FTS Wireless, Inc.                                                   369,548       216,971     1,092,078       612,356
                                                                              ------------  ------------  ------------  ------------
                                                                                  530,754       216,971     1,556,747       612,356
                                                                              ------------  ------------  ------------  ------------

GROSS PROFIT
     Service-See World Satelltites, Inc.                                        1,072,778             -     3,099,406             -
     Product-FTS Wireless, Inc.                                                    41,715        66,534       256,101       321,740
                                                                              ------------  ------------  ------------  ------------
                                                                                1,114,493        66,534     3,355,507       321,740
                                                                              ------------  ------------  ------------  ------------
GENERAL AND ADMINISTRATIVE EXPENSES
       Selling, general and administrative expenses                             1,008,030       245,388     3,082,858     1,271,665
                                                                              ------------  ------------  ------------  ------------
                                                                                1,008,030       245,388     3,082,858     1,271,665
                                                                              ------------  ------------  ------------  ------------
INCOME (LOSS) FROM OPERATIONS                                                     106,463      (178,854)      272,649      (949,925)
                                                                              ------------  ------------  ------------  ------------
OTHER INCOME (EXPENSE)
     Interest                                                                     (36,912)         (491)     (110,980)     (190,238)
                                                                              ------------  ------------  ------------  ------------
                                                                                  (36,912)         (491)     (110,980)     (190,238)
                                                                              ------------  ------------  ------------  ------------
NET INCOME (LOSS)                                                             $    69,551   $  (179,345)  $   131,669   $(1,140,163)
                                                                              ============  ============  ============  ============

PER SHARE INFORMATION:
WEIGHTED AVERAGE SHARES OUTSTANDING
     Basic                                                                    114,977,066    56,982,202   112,767,697    53,952,681
                                                                              ============  ============  ============  ============
     Diluted                                                                                 56,982,202                  53,952,681
                                                                              ============  ============  ============  ============

NET LOSS PER COMMON SHARE:
     Basic                                                                    $      0.00        ($0.00)   $     0.00        ($0.02)
                                                                              ============  ============  ============  ============
     Diluted                                                                                     ($0.00)                     ($0.02)
                                                                              ============  ============  ============  ============

See  accompanying  notes  to  consolidated  financial  statements.

                        FTS GROUP, INC. AND SUBSIDIARIES
                     Consolidated Statements of Cash Flows
                   Nine Months Ended September, 2006 and 2005
                                                                                    2006          2005
                                                                                ------------  ------------
 Cash flows from operating activities:
      Net income (loss)                                                         $   131,669   $(1,140,163)
      Adjustments to reconcile net income to net cash
           used in operating activities:
                Depreciation and amortization                                       291,042        26,980
                Common shares issued for services                                    98,400       294,350
                Amortization of debt discount                                             -       188,393
                (Increase) decrease in operating assets:
                     Accounts receivable                                            (72,191)      (77,561)
                     Inventories                                                   (192,152)      (23,688)
                     Prepaid expenses                                               286,275        30,030
                     Other assets                                                    (1,043)       (1,000)
                Increase (decrease) in operating liabilities:
                     Accounts payable and accrued expenses                         (430,248)      160,028
                                                                                ------------  ------------
                          Net cash used in operating activities                     111,752      (542,631)
                                                                                ------------  ------------
 Cash flows from investing activities:
      Net assets 100% acquisition of See World Satellites, Inc.                    (206,100)            -
      Capital expenditures for property and equipment                               (88,177)     (119,629)
      Proceeds from funding restricted for investment in acquisition               (440,000)            -
      Release of restriction on funding proceeds for investment in acquisition    1,060,000             -
      Payment to See World Satellites, Inc. acquisition from escrowed amounts    (1,000,000)            -
                                                                                ------------  ------------
                               Net cash used in investing activities               (674,277)     (119,629)
                                                                                ------------  ------------
 Cash flows from financing activities:
      Proceeds from issuance of stock                                               665,964       844,460
      Proceeds from convertible debentures                                           30,000
      Proceeds from stock issued under equity line                                        -       325,078
      Proceeds from note payable to Dutchess Advisors                                     -       500,000
      Proceeds from notes payable related parties                                   635,002        70,661
      Repayments of notes payable-truck loans                                       (12,411)            -
      Repayments of note payable to Dutchess Advisors                                     -      (861,022)
      Repayments of debenture loan                                                        -       (26,876)
      Repayments of notes payable to individuals                                          -       (34,000)
      Repayment of loans from related parties                                      (973,753)     (161,682)
                                                                                ------------  ------------
                          Net cash provided by financing activities                 344,802       656,619
                                                                                ------------  ------------
                          Net decrease in cash                                     (217,723)       (5,641)

 Cash at beginning of year                                                          243,079         7,949
                                                                                ------------  ------------
 Cash at end of year                                                            $    25,356   $     2,308
                                                                                ============  ============







 Supplemental schedule of cash flow information:
      Interest paid                                                             $     4,524   $    44,566
                                                                                ============  ============
 Supplemental disclosure of non-cash investing and financing activities:
      Stock issued in exchange for convertible debentures                       $     8,085   $    73,617
                                                                                ============  ============
  Stock issued as loan inducements                                              $         -   $    38,462
                                                                                ============  ============
  Stock issued in payment of accounts payable and accrued expenses              $         -   $    77,365



      Acquisition of See World Satellites, Inc.
           Final negotiated purchase price of 100% of See World Satellites,
             Inc. stock                                                         $ 5,500,000
           Amount financed through formal promissory note to Richard Miller      (3,500,000)
           Paid in preferred stock of FTS Group, Inc.                            (1,000,000)
                                                                                ------------
                     Cash down payment for See World Satellites, Inc.           $ 1,000,000
                                                                                ============

                        FTS GROUP, INC. AND SUBSIDIARIES
               NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                September 30, 2006
                                   (UNAUDITED)
(1)  BASIS  OF  PRESENTATION


  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

ORGANIZATION,  OWNERSHIP  AND  BUSINESS

FTS Group, Inc. (the "Company"), is a holding company incorporated under the laws of the State of Nevada. The Company is focused on developing, acquiring and investing-in cash-flow positive businesses and viable business ventures primarily those in the Internet, Wireless and Technology industries. Through its two wholly-owned subsidiaries See World Satellites, Inc. and FTS Wireless, Inc., the Company has acquired and developed a diversified wireless business engaged in the distribution of next generation wireless communications and entertainment products and services for businesses and consumers alike. The Company's wholly-owned subsidiary See World Satellites, Inc. is a leading distributor of satellite television systems and relating products and services for DISH Networks in the western Pennsylvania marketplace. The Company's wholly-owned subsidiary FTS Wireless, Inc. is an emerging retail wireless distributor operating in the gulf coast market of Florida.

PRINCIPLES  OF  CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries: FTS Wireless, Inc and See World Satellites, Inc. All significant intercompany transactions and balances have been eliminated in consolidation.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the nine months period ended September 30, 2006 are not indicative of the results that may be expected for the year ending December 31, 2006.

As contemplated by the Securities and Exchange Commission (SEC) under Rules of Regulation S-B, the accompanying financial statements and related footnotes have been condensed and do not contain certain information that will be included in the Company's annual financial statements and footnotes thereto. For further information, refer to the Company's audited consolidated financial statements and related footnotes thereto included in the Company's annual report on Form 10-KSB for the year ended December 31, 2005.

MANAGEMENT'S  ESTIMATES  AND  ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses. Actual results could differ from these estimates.

CASH  AND  CASH  EQUIVALENTS
For purposes of the statement of cash flows, the Company considers all short-term debt securities with maturity of three months or less to be cash equivalents.


ACCOUNTS  RECEIVABLE

Accounts receivable consist primarily of trade receivables, net of a valuation allowance for doubtful accounts.

INVENTORIES

Inventories are valued at the lower-of-cost or market on a first-in, first-out basis.

INVESTMENT  SECURITIES

The Company accounts for its investments in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Management determines the appropriate classification of its investments in marketable securities at the time of purchase and reevaluates such determination at each balance sheet date. Securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities. Debt securities for which the Company does not have the intent or ability to hold to maturity and equity securities not classified as trading securities are classified as available-for-sale. The cost of investments sold is determined on the specific identification or the first-in, first-out method. Trading securities are reported at fair value with unrealized gains and losses recognized in earnings, and available-for-sale securities are also reported at fair value but unrealized gains and losses are shown in the caption "unrealized gains (losses) on shares available-for-sale" included in stockholders' equity. Management determines fair value of its investments based on quoted market prices at each balance sheet date.

PROPERTY,  EQUIPMENT  AND  DEPRECIATION

Property and equipment are recorded at cost less accumulated depreciation. Upon retirement or sale, the cost of the assets disposed of and the related accumulated depreciation are removed from the accounts, with any resultant gain or loss being recognized as a component of other income or expense. Depreciation is computed over the estimated useful lives of the assets (3-20 years) using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes. Maintenance and repairs are charged to operations as incurred.

INTANGIBLE  ASSETS

SFAS No. 142 eliminates the amortization of goodwill, and requires annual impairment testing of goodwill and introduces the concept of indefinite life intangible assets. The Company adopted SFAS No. 142 effective January 1, 2002. Goodwill and indefinite-lived intangible asset impairment is always assessed based upon a comparison of carrying value with fair value.

                         IMPAIRMENT OF LONG-LIVED ASSETS

Realization of long-lived assets, including goodwill, is periodically assessed by the management of the Company. Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. In management's opinion, there was no impairment of such assets at September 30, 2006 or December 31, 2005.

REVENUE  RECOGNITION

The Company's wholly-owned subsidiary, FTS Wireless, recognizes revenue from the activation of new wireless customers and the sale of wireless handsets, airtime and accessories at the time of activation or sale. Net revenues from wireless activations are recognized during the month the activation is performed. Allowances for charge-backs, returns, discounts and doubtful accounts are provided when sales are recorded. Shipping and handling costs are included in cost of sales.

Although the Company's post-paid activations are subject to possible charge-back of commissions if a customer deactivates service within the allowable 180-day period after signing the contract, they still recognize the activation in the period of the activation. The Company has set up a reserve for possible activation charge-backs. Based on SFAS No. 48, this is permitted if reliable estimates of the expected refunds can be made on a timely basis, the refunds are being made for a large pool of homogeneous items, there is sufficient company-specific historical basis upon which to estimate the refunds, and the amount of the commission specified in the agreement at the outset of the arrangement is fixed, other than the customer's right to request a refund. The Company's wholly-owned subsidiary, See World Satellites, Inc. recognizes revenue when it makes a sale within the store, completes a retail satellite receiver installation at the customer's home and the customer signs a contract, or completes a retail service provider satellite receiver installation at the customer's home and signs a contract.

                                  INCOME TAXES

The Company is a taxable entity and recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to be in effect when the temporary differences reverse. The effect on the deferred tax assets and liabilities of a change in tax rates is recognized in income in the year that includes the enactment date of the rate change. A valuation allowance is used to reduce deferred tax assets to the amount that is more likely than not to be realized.

EARNINGS  PER  SHARE

The basic net earnings (loss) per common share is computed by dividing the net earnings (loss) by the weighted average number of shares outstanding during a period. Diluted net earnings (loss) per common share is computed by dividing the net earnings, adjusted on an as if converted basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the nine months ended September 30, 2006 and 2005, potential dilutive securities that had an anti-dilutive effect were not included in the calculation of diluted net earnings (loss) per common share. These securities include options to purchase shares of common stock.

ADVERTISING  COSTS

The cost of advertising is expensed as incurred. Advertising expense was $107,796 and $12,771 for the nine months ended September 30, 2006 and 2005 respectively.

STOCK-BASED  COMPENSATION

Effective the first quarter of fiscal 2006, the Company adopted SFAS 123(R) which establishes accounting for stock-based awards exchanged for employee services. Accordingly, stock-based compensation cost is measured at grant date, based on the fair value of the award, over the requisite service period. The Company previously applied APB 25 and related interpretations, as permitted by SFAS 123.

                       FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company estimates the fair value of its financial instruments using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the Company's estimates of fair value are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumption and/or estimation methodologies may have a material effect on the estimated fair value amounts. The interest rates payable by the Company on its notes payable approximate market rates. The Company believes that the fair value of its financial instruments comprising accounts receivable, notes receivable, accounts payable, and notes payable approximate their carrying amounts.

NEW  ACCOUNTING  STANDARDS

In May 2005, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 154, Accounting Changes and Error Corrections. SFAS No. 154 replaces Accounting Principles Board Opinion No. 20, Accounting Changes, and SFAS No. 3, Reporting Accounting Changes in Internal Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS No. 154 requires retrospective application of changes in accounting principle to prior periods' financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company adopted SFAS No. 154 on January 1, 2006. Any impact on the Company's consolidated results of operations and earnings per share will be dependent on the amount of any accounting changes or corrections of errors whenever recognized.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 153. This statement addresses the measurement of exchanges of nonmonetary assets. The guidance in APB Opinion No. 29, "Accounting for Nonmonetary Transactions," is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged.

The guidance in that opinion; however, included certain exceptions to that principle. This statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges incurred during fiscal years beginning after the date this statement was issued. Management believes the adoption of this statement will have no impact on the financial statements of the Company.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 152, which amends FASB statement No. 66, "Accounting for Sales of Real Estate," to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, "Accounting for Real Estate Time-Sharing Transactions." This statement also amends FASB Statement No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects," to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Management believes the adoption of this statement will have no impact on the financial statements of the Company.

In  November  2004,  the  Financial  Accounting  Standards  Board  (FASB) issued
Statement of Financial Accounting Standards No. 151, "Inventory Costs--an amendment of ARB No. 43, Chapter 4." This statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that "under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges." This statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this statement will have any immediate material impact on the Company.

(2) Restatement

The company has restated its financial statements for the year ended December 31, 2005 to amend and restate the accounting for warrants issued in connection with a financing closed December 29, 2005. These security components were originally treated as equity transactions associated with the issuance of secured, convertible promissory notes. However, at the time of the issuance, the Company had an insufficient number of authorized shares to settle the contract after considering all other commitments that may require the issuance of stock during the maximum period the contract could remain outstanding. Based on this shortage, EITF-0019 requires initial balance sheet classification of the warrants as a liability until such time that an increase in authorized shares sufficient to cover the shortage, is approved by the shareholders. If the classification required under this Issue changes as a result of events during the period, the contract should be reclassified as of the date of the event that caused the reclassification. Additional shares sufficient to cover the shortage were approved in October, 2006. Therefore, from December 2005 through the end of the third quarter 2006, liability classification is required for the warrants. During the fourth quarter 2006, a reclassification back to equity will be appropriate. Also being restated in relation to this financing is the split between the current and long term components of the associated liabilities per closer review of the contract terms.

The restatement will also reclassify the restricted portion of cash to a separate line item on the Balance Sheet with a corresponding correction to the Statement of Cash Flows to reflect the restriction.

There is no impact to earnings or cash associated with these restatements other than earmarking the restricted portion of cash, details of which were already disclosed elsewhere in the statements.

There were also related adjustments to the Company's consolidated statement of cash flows and consolidated statement of stockholder's equity.

The effect of the restatement on specific amounts provided in the consolidated financial statements is as follows:

                                                              As of December 31,2005
Consolidated Balance Sheet                   Previously Reported     Increase (Decrease)     Restated
                                               ------------             -------------       -------------
Cash,$560,000 restricted at 12/31/05           $    803,079             $   (560,000)       $    243,079
Restricted Cash                                $          -             $    560,000        $    560,000
Convertible debentures-current portion         $          -             $  1,002,496        $  1,002,496
Convertible debentures                         $  1,213,049             $   (782,961)       $    430,088
Additional paid in capital                     $ 10,416,074             $   (219,535)       $ 10,196,593
Total stockholder's equity (deficit)           $    212,411             $   (219,535)       $     (7,124)

In addition, the Company has included restatements to reflect certain clarifications made in response to the SEC's comments as raised in its review of the Company's registration statement on Form SB-2 as filed with the SEC on May 2, 2006, on Form SB-2/A as filed with the SEC on September 29, 2006 and on Form SB-2/A as filed with the SEC on November 7, 2006. These restatements include expanded clarification on business operations in general as well as expanded clarification on revenue recognition policies, liquidity considerations, critical accounting policies, and changes to the Notes to Consolidated Financial Statements.


(3)  RESTRICTED  CASH

At June 30, 2006 Restricted Cash of $500,000 represented a short term note obligation due Richard Miller as part of the financing of the acquisition of See World Satellites, Inc. ("See World"). Per the purchase agreement, Mr. Miller is to receive $500,000 within 30 days of the ratification of new five year renewal contracts with Echo Star Satellites, LLC and DISH Network Services, LLC, both of which were signed in June 2006. The $500,000 payment was made to Mr. Miller during the third quarter 2006. Therefore, restricted cash is zero at September 30, 2006.

At December 31, 2005 Restricted Cash of $560,000 represents funds held in escrow by Grushko & Mittman to be utilized at the closing of acquisition of See World in January 2006. The source of the funds was from the December 2005 issuance of promissory notes designed for the purpose of raising funds for this acquisition. The funds were contractually restricted to be remitted directly towards settlement of the acquisition January 3, 2006.

(4)  PROPERTY  AND  EQUIPMENT
Major classes of property and equipment together with their estimated useful lives, consisted of the following at September 30, 2006 and December 31, 2005:

                                          Years      2006          2005
                                          -----    ---------    ---------
Leasehold  improvements                     5      $ 189,878    $ 180,937
Furniture  &  fixtures                      5        128,535       54,208
Equipment                                  3-5        81,942       20,890
Vehicles                                    3        313,505       11,927
                                                   ---------    ---------

Total  property  and  equipment                      713,860      267,962
Less:  accumulated  depreciation                     373,256      (59,752)
                                                   ---------    ---------

Net  property  and  equipment                      $ 340,604    $ 208,210
                                                   =========    =========

Depreciation expense for the nine months ended September 30, 2006 and September 30, 2005 was $92,237 and $26,980

There was a significant increase in the Vehicles component of Property and Equipment in 2006 from that reported for the comparable period in 2005. This increase resulted from acquiring a fleet of trucks in the acquisition of See
World Satellites, Inc. The trucks are utilized for delivery of equipment and service related activities consistent with that of the Company's established business purpose.

(5)  GOING  CONCERN

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company's ability to continue as a going concern is contingent upon its ability to expand its operations and secure additional financing. The Company has warrants outstanding that if exercised will provide for additional operating capital, however there is no guarantee that the warrants will be exercised. The Company is pursuing additional financing options in order to raise funds required to reduce outstanding debt obligations and execute its operating and expansion plans. Failure to secure financing or expand operations may result in the Company not being able to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects of the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(6) CONVERTIBLE DEBT

In December 2005 and January 2006 the Company raised a total of $1,470,000 from the issuance of $1,858,622 Secured Convertible Promissory Notes with selected subscribers. The Notes were issued at an original discount of 21%. On December 29, 2005, the Company received $1,000,000 of the proceeds and a further $470,000 in January 2006. Both amounts were after discount, but before expenses. The Company agreed to issue 100 class A, and 50 class B warrants for each 100 shares on the closing date of the issuance of the Notes, assuming complete conversion. The Company also agreed to issue 36,260,486 shares of common stock to be distributed pro rata to purchasers of the Notes (the common stock was issued effective December 29, 2005 and is included in the number of shares issued and outstanding at December 31, 2005). The conversion prices of the Notes, Class A Warrants, and Class B Warrants as stated on the Notes are $0.04, $0.02868 and $0.0239 respectively.

(7)  INCOME  TAXES

The Company accounts for income taxes under SFAS 109, "Accounting for Income Taxes", which requires use of the liability method. SFAS 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax basis of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates, and liabilities are expected to be settled or realized.

Reconciliation of the Federal statutory income tax rate of 34% to the effective rate is as follows:

                                                  December  31
                                                  -----------
                                         2005                  2004
                                       --------              --------
Federal  statutory  income  tax  rate  (659,000)             (792,000)
                                        659,000               792,000
                                       --------              --------
                                            --                    --
                                       ========              ========

The tax effects of temporary differences and net operating losses that give rise to significant portions of deferred tax assets and liabilities consisted of the following:

                                                      December  31
                                             -----------------------------
Reconciling  items:                              2005              2004
                                             -----------       -----------
Net  operating  loss  carry  forward:        $ 3,244,000       $ 2,585,000
Less  valuation  allowance                    (3,244,000)       (2,585,000)

Net  deferred  tax  asset                    $        --       $        --
                                             ===========       ===========

The net operating loss carry forward of $10,174,095 will expire through 2024. At September 30, 2006, the Company provided a 100% valuation allowance for the deferred tax asset because given the volatility of the current economic climate, it could not be determined whether it was more likely than not that the deferred tax asset/(liability) would be realized.

(8)  OPERATING  LEASES

The Company leases real property for its nine retail locations. Four of the locations have lease terms ranging from three months to three years while five locations are on a month-to-month basis.

Future  minimum  payments  due  on  the  non-cancelable  leases  are as follows:

 Year              Annual
Ending            Payments
-------           --------
 2006           $  25,380
 2007              72,026
 2008              30.678
                  --------
                 $128,084
                  ========

Rent expense was $135,297 and $132,754 for the nine months ended September 30, 2006 and 2005, respectively.

(9)  CONCENTRATION  OF  CREDIT  RISK

The Company's concentrations of credit risk consist principally of Accounts Receivable and Accounts Payable. The Company purchases approximately 95% of its satellite system supplies from Echostar Satellite, L.L.C. and DISH Network Service, L.L.C. The Company further purchases approximately 80% of its telephone supplies from one vendor, Metro PCS. Additionally, these three vendors are major customers of the Company who provide products that generate over 90% of revenue.

(10)  STOCK

During the three months ending March 31, 2006, the Company issued 1,500,000 restricted shares of common stock to an officer of the Company relating to a two year employment agreement dated February 1, 2006.

During the three months ending March 31, 2006, the Company issued 2,250,000 restricted shares of common stock valued at $0.02 to an officer of the Company to reduce an outstanding debt obligation of $45,000.

During the three months ending March 31, 2006, the Company issued 2,500,000 restricted shares of common stock valued at $0.02 to an officer of the Company as a success bonus for 2005.

During the three months ending March 31, 2006, the Company issued 920,000 restricted shares of common stock valued at $0.02 to a consultant of the Company to reduce the $18,400 owed for consulting services relating to services rendered during 2005.

During the three months ended June 30, 2006, the Company agreed to issue 11,458,338 restricted common shares relating to warrants priced at $0.0239 that were exercised by four accredited investors for total proceeds of $273,854.28. At September 30, 2006, 1,185,350 restricted shares due to one of the investors remained unissued. 11,458,338 new warrants were issued to the investors under the same terms other than the strike price which was increased to $0.04. During the three months ended September 30, 2006, relating to the exercise of warrants, the Company issued 5,600,000 shares at $0.045 for proceeds of $252,000. Additionally, the Company issued 1,000,000 shares of its Series B Convertible Preferred stock to Mr. Richard Miller, President of See World during the three months ended March 31, 2006. The conversion rate for the Series B stock is 25 shares of common stock for each share of Series B Convertible Preferred Stock. The shares of Series B Convertible Preferred Stock may be converted into common stock at any time after January 3, 2008, at the option of the Company or that of the holder. The Series B stock has no voting rights. Each share is worth $1.00. The following is a discussion of the rights and privileges of our outstanding classes of common stock and preferred stock:

COMMON  STOCK

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Company's Board of Directors in its discretion from funds legally available therefore, subject to the rights of Preferred stockholders. Please refer to the Company's discussion below under "Preferred Stock." In the event of the Company's liquidation, dissolution or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities, subject to the rights of Preferred Stockholders. Please refer to the discussion below under "Preferred Stock."

Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Shares of common stock do not have cumulative voting rights.

                                 PREFERRED STOCK

The Company's Articles of Incorporation, as amended, vest its Board of Directors with authority to divide our preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by the laws of the State of Nevada and the Articles of Incorporation in respect to, among other things, (i) the number of shares to constitute such series and the distinctive designations thereof; (ii) the rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue; (iii) whether Preferred Stock may be redeemed and, if so, the redemption price and the terms and conditions of redemption; (iv) the liquidation preferences payable on Preferred Stock in the event of involuntary or voluntary liquidation; (v) sinking fund or other provisions, if any, for redemption or purchase of Preferred Stock; (vi) the terms and conditions by which Preferred Stock may be converted, if the preferred stock of any series are issued with the privilege of conversion; and (vii) voting rights, if any. A total of 150,000 shares were designated Series A Preferred Stock, however, none are outstanding. All Series A shares have an issue price and preference on liquidation equal to $1.00 per share. The Series A Preferred Shares accrue dividends at the rate of 10% per annum during the first two years following issuance, which dividend is payable in cash and is cumulative. During the third through fifth year in which the Series A Preferred Shares are outstanding, the holders are entitled to 3.75% of the Company's net profits, also payable in cash. The Company may redeem this preferred stock at any time following notice to the holder for an amount equal to the issue price, plus any accrued but unpaid dividends.

The Series A Preferred Shares are convertible into shares of the Company's common stock at the option of the holder on a one for one basis at any time up to the fifth anniversary of the issuance. On the fifth anniversary, the Series A Preferred Shares automatically convert into shares of the Company's common stock. The conversion rate is subject to adjustment in certain events, including stock splits and dividends. Holders of our Preferred Stock are entitled to one vote for each share held of record. Holders of the preferred stock vote with holders of the common stock as one class.

In April 2006, a total of 1,000,000 shares were designated Series B Preferred Stock and all 1,000,000 shares are outstanding. Upon liquidation (voluntary or otherwise), dissolution or winding up of the Company, holders of Series B Convertible Preferred Stock will receive their prorate share of the total value of the assets and funds of the Company to be distributed, assuming the conversion of Series B Convertible Preferred Stock to Common Stock. The holders of shares of Series B Convertible Preferred Stock shall not be entitled to receive dividends and shall have no voting rights. After June 1, 2006, the shares of Series B Convertible Preferred Stock shall be redeemable at $2.00 per share solely at the Company's option.

Any shares of Series B Convertible Preferred Stock may, at any time after January 3, 2008, at the option of the holder or the Corporation, be converted into fully paid and nonassessable shares of common stock. The number of shares of common stock to which a holder of Series B Convertible Preferred Stock shall be entitled upon a conversion shall be the product obtained by multiplying the number the number of shares of Series B Convertible Preferred Stock being converted by 25.

(11) OPTIONS AND WARRANTS

OPTIONS

The Company has a Non-Qualified Stock Option and Stock Grant Plan (the Plan) adopted in July 1997. For the year ended December 31, 2005 the Company has not granted any options. In accordance with SFAS 123R, the Company reviewed the provisions of the plan and its related outstanding options to comply with the required fair value analysis component to SFAS 123R that took effect January 1, 2006. During this analysis the Company determined that the 598,000 options previous issued have expired and are no longer outstanding as of January 1, 2006 per plan provisions.

WARRANTS

The  following  details  warrants  outstanding  as  of  December  31,  2005:

The Company had 3,000,000 warrants outstanding relating to a dividend declared to stockholders of record on August 27, 2004. The warrants have an exercise price of $0.25 and expire on August 7, 2007. The Company does not expect these warrants to be exercised in the near future because the exercise price exceeds the current stock price.

In accordance with the subscription agreement relating to the private placement the Company closed during the period ending March 31, 2005, the Company issued the following warrants. Investors received two classes of warrants, Series A and Series B warrants, for each share of common stock purchased. The B warrants had an initial exercise price of $0.08 and A warrants had an initial exercise price of $0.12. The Company filed the terms and conditions of the financing and registration rights in March 2005 on Form 8-K. The funds raised in the private placement were primarily used for working capital, costs related to the opening of new locations and to reduce outstanding liabilities.

                                                     2005         2005
                                                  Underlying    Exercise
                                                    Shares       Price
                                                  ---------   -----------
Warrants  issued  during  2000                    1,036,000   $      1.50
                                                  ---------   -----------
Warrants  issued  during  2004
(10%  Warrant  Div)                               3,000,000   $      0.25

Warrants  issued  during  2004  and  2005
A  Warrants                                      15,431,250   $     0.045
                                                  ---------   -----------

On September 28, 2005, the Company reduced the exercise price of the A warrants from $0.12 to $0.10. Additionally, he Company reduced the exercise price of the B warrants from $0.08 to $0.03. On July 17, 2006 the Company lowered the exercise price on the "A" Warrants from $0.10 to $0.045.

During the three months ending March 31, 2006, 4,670,313 "B" warrants priced at $0.03 were exercised for gross proceeds of $140,109. Expenses relating to warrant exercises were $14,048. Additionally, during the three months ended

March  31,  2006,  9,499,937  "B"  warrants  expired.
During the three months ending September 30, 2006, 5,600,000 "A" warrants priced at $0.045 were exercised for gross proceeds of $252,000.

In accordance with the subscription agreement relating to the private placement closed on December 29, 2005, the Company issued the following warrants. Investors received two classes of warrants, called Series A and Series B warrants, for each share of common stock purchased. The A warrants have an exercise price of $0.02868 and the B warrants have an exercise price of $0.0239.

The Company filed the terms and conditions of the financing and registration rights in January 2006 on Form 8-K. The funds raised in the private placement were primarily used for the acquisition of the Company's wholly-owned subsidiary See World Satellites, Inc. The table below summarizes the A and B warrants outstanding as of September 30, 2006 relating to the financing closed on December 29, 2005.

                                                         2005            2005
                                                      Underlying       Exercise
                                                        Shares          Price
                                                      ----------      ----------
Warrants  issued  in  December  2005
A Warrants                                            36,260,486      $  0.02868
B  Warrants                                            6,671,905      $  0.0239
New  B  Warrants                                      11,458,338      $  0.04
                                                      ----------      ----------

During the three months ended June 30, 2006, the Company agreed to issue 11,458,338 restricted common shares relating to warrants priced at $0.0239 that were exercised by four accredited investors for total proceeds of $273,854.28. At September 30, 2006, 1,185,350 restricted shares due to one of the investors remained unissued. New warrants totaling 11,458,338 were issued to the investors under the same terms other than the strike price which was increased to $0.04.

(12) SEE WORLD SATELLITES, INC. ACQUISITION

Effective January 3, 2006, the Company acquired 100% of the capital stock of See World Satellites, Inc. ("See World"), for consideration, providing for (i) $1,000,000 in cash to the shareholder of See World, (ii) a promissory note in the amount of $3,500,000, and (iii) $1,000,000 in convertible preferred stock of the Company.

As required by SFAS No. 141, the Company has recorded the acquisition using the purchase method of accounting with the purchase price allocated to the acquired assets and liabilities based on their respective estimated fair values at the acquisition date. The purchase price of $5,500,000 had been allocated at follows:

Current  assets                             $185,850
Property  and  equipment,  net               136,454
Goodwill                                   5,177,696
                                       --------------

                                          $5,500,000
                                       ==============

Goodwill recorded as a result of the acquisition is assignable to the See World Satellites, Inc. segment and is tax deductible over a period of fifteen years. Revenues and expenses are included in the Company's statement of operations from January 3, 2006 through September 30, 2006.

Unaudited pro forma data (included in the Company 8-K/A filing on March 3, 2006) summarizes the results of operations of the Company for the years ended December 31, 2005 and 2004 as if the acquisition had been completed on January 1, 2004. The pro forma data gives effect to the actual operating results prior to acquisition. The pro forma results do not purport to be indicative of the results that would have actually been achieved if the acquisition had occurred on January 1, 2004 or may be achieved in the future.

SFAS 141 also requires in the year of the acquisition, proforma information displaying the results of operations for the current period as if the combination had been completed at the beginning of the period, unless the acquisition was at or near the beginning of the period. Since See World Satellites, Inc. was acquired on January 3, 2006, the first business day of the year, and the Company determined that transactions between Jaunary 1, 2006 through January 2, 2006 to be immaterial, proforma presentation is deemed unnecessary.

(13)  RELATED  PARTY  TRANSACTIONS  (SEE  WORLD  ACQUISITION)

At September 30, 2006, the Company had the following debt obligations and made the following payments to Mr. Richard Miller a director and President of the Company's wholly-owned subsidiary See World. The Company paid Mr. Miller $500,000 on January 3, 2006 relating to the acquisition of See World. The Company carried a short term note obligation in the amount of $500,000 due to Mr. Miller. This note is due within 30 days of the effective date of a new five year contract between Echo Star Satellites, L.L.C., DISH Network Services, L.L.C. and See World. During the three months ended September 30, 2006 the Company paid this note in full. Additionally, the Company issued 1,000,000 shares of its Series B Convertible Preferred stock to Mr. Miller during the three months ended March 31, 2006. The conversion rate for the Series B stock is 25 shares of common stock for each share of Series B Convertible Preferred Stock. The shares of Series B Convertible Preferred Stock may be converted into common stock at any time after January 3, 2008, at the Company's option or that of the holder. The Series B stock has no voting rights. Each share is worth $1.00. On April 3, 2006, the Company made a $250,000 payment to Mr. Miller reducing the outstanding note amount to $3.25 million as of June 30, 2006. On July 5, 2006, the Company made a $250,000 payment to Mr. Miller reducing the outstanding note amount to $3 million. In October of 2006 the Company made a $250,000 payment to Mr. Miller reducing the outstanding note amount due to $2.750 million as of November 15, 2006. The Company filed an 8-K with the terms and conditions of this note on January 5, 2006. Mr. Miller also extended a short-term note in the amount of $551,073 to the Company, of which $375,000 was paid back January 13, 2006. During the three months ended September 30, 2006 the Company repaid $58,691 of the outstanding note leaving an unpaid balance of $117,382 at September 30, 2006. Subsequent to the end of the September 30, 2006 period the Company paid an additional $117,382 to Mr. Miller to extinguish an existing note due January 3, 2007.

(14)  STOCK-BASED  COMPENSATION

The disclosures required by paragraph 84 of SFAS 123 ( R ) are stated below, although the Company had not granted any options since 2001 to September 30, 2006, and options to purchase 598,000 shares of the Company have not been exercised:

                                                                                       2005          2004
                                                                                   --------------------------
Net Income /(Loss) as reported                                                     $(1,997,236)   $(2,328,353)

Basic and diluted earnings per share as reported                                   $(.04)         $(.08)

Share-based employee compensation cost net of related tax effects included
in net income as reported                                                          -             -

Share-based employee compensation cost, net of related tax effects that would have been included in net income if the fair-value based method had
been applied to all awards                                                         -             -

Pro-forma net income as if the fair-value method had been applied to all
awards                                                                             $(1,997,236)   $(2,328,353)

Pro-forma basic and diluted earrings per share as if the fair-value based
method had been applied to all awards                                              $(.04)         $(.08)

(15) SUBSEQUENT EVENTS

In October and November 2006 the Company paid $117,382 relating to an outstanding note with Mr. Richard Miller. These payments extinguished the outstanding note that was due January 3, 2007. In October the Company issued 4,875,000 shares to investors relating to warrant exercises. The warrants were exercised at $0.045 for proceeds of 219,375. On October 3, 2006 the Company announced that it had acquired a 25% stake in Elysium Internet. Elysium is a start-up venture generating minimal revenue at this point. In addition on October 20, 2006 the Company held its 2006 annual meeting. At the meeting two proposals were passed by the shareholders of the Company. The shareholders re-elected the Company's two directors Scott Gallagher and David Rasmussen. The shareholders also approved an increase in the amount of authorized shares from 150,000,000 to 855,000,000. The results were as follows:

1.  Election  of  Directors:

                                    FOR          AGAINST          ABSTAIN
SCOTT  GALLAGHER                76,600,556          0             140,000
DAVID  R.  RASMUSSEN            76,565,556          0             175,000

2. Proposal to increase the Company's authorized shares of common stock from 150 million shares to 855 million shares.

FOR              74,815,571
AGAINST           1,918,985
ABSTAIN               6,200

WHERE  TO  FIND  MORE  INFORMATION  ABOUT  US

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the 1933 Act with respect to the shares offered by this prospectus. This prospectus, filed as a part of the registration statement, does not contain certain information contained in Part II of the registration statement or filed as exhibits to the registration statement. We refer you to the registration statement and exhibits which may be inspected and copied at the Public Reference Department of the Commission, 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. You can contact the Commission's Public Reference Department at (800) SEC-0330. The registration statement and exhibits also are available for viewing at and downloading from the EDGAR location within the SEC's internet website (http://www.sec.gov).

Our common stock is registered with the SEC under section 12(g) of the Securities Exchange Act of 1934. We file with the SEC periodic reports on Forms 10-KSB, 10-QSB, and 8-K, and proxy statements, and our officers and directors file reports of stock ownership on Forms 3, 4 and 5. These filings may be viewed and downloaded from the SEC's internet website (http://www.sec.gov) at the EDGAR location. Also, we will provide copies of these documents and any exhibits to them, without charge to prospective investors upon request addressed to FTS Group, Inc., 7610 West Hillsborough Ave., Tampa, Florida 33615. We intend to send annual reports containing audited financial to the shareholders.

    CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE.

Changes in accountants were previously reported on Form 8-K. We had no disagreements with our accountants in 2004 or 2005.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article VII in our Articles of Incorporation provides that we shall indemnify to the fullest extent not prohibited by law any person who was or is a party or is threatened to be made a party to any legal proceeding against all expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such proceeding. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts of omissions prior to such repeal or modification.

Article 7.1 of our By-Laws provides that we shall indemnify to the fullest extent not prohibited by law any person who was or is a party or is threatened to be made a party to any proceeding (as hereinafter defined) against all expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such proceeding. Under the foregoing provisions of our Articles of Incorporation and By-Laws, each person who is or was a director or officer shall be indemnified by us to the full extent permitted or authorized by the General Corporation Law of Nevada. Under such law, to the extent that such person is successful on the merits of defense of a suit or proceeding brought against such person by reason of the fact that such person is a director or officer of FTS Group, such person shall be indemnified against expenses, including attorneys' fees, reasonably incurred in connection with such action. If unsuccessful in defense of a third-party civil suit or a criminal suit or if such a suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests, and with respect to any criminal action, had no reasonable cause to believe such person's conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth our expenses in connection with this registration statement. All of these expenses are estimates, other than the fees and expenses of legal counsel and filing fees payable to the Securities and Exchange Commission.

Filing  Fee--Securities  and  Exchange  Commission       $ 1,594
Legal  Expenses                                          $14,850
Accounting  Expenses                                     $ 7,000
Blue  Sky  Fees  and  Expenses                           $ 1,000
Printing  Expenses                                       $ 1,000
Miscellaneous  expenses                                  $ 1,000
                                                         -------
       Total:                                            $26,444

                     RECENT SALES OF UNREGISTERED SECURITIES

During February 2003, pursuant to a subscription agreement with Dutchess Private Equities Fund, LP ("Dutchess") we received $212,500 from the sale of 6% secured convertible debentures. The terms of the debentures provide for payment by February 14, 2007 with the debentures being convertible into our common stock at any time at the lesser of (i) 80% of the average of the five lowest closing bid prices during the 15 days prior to conversion or (ii) 100% of the average of the closing bid prices for the 20 trading days immediately preceding the closing date. We registered the underlying shares on Form SB-2. As of December 31, 2004 and 2003 the amount of debentures outstanding was $100,493 and $450,586, respectively. During 2004 Dutchess converted $350,093 worth of debentures into 3,570,030 shares of stock.

In April and May, 2003, we sold convertible debentures to Dutchess Private Equities Fund, LP worth $35,000. In October 2003, we sold Dutchess $130,000 of convertible debentures. The terms of the debentures provide for payment by February 14, 2007 with the debentures being convertible into the Company's common stock at any time at the lesser of (i) 80% of the average of the five lowest closing bid prices during the 15 days prior to conversion or (ii) 100% of the average of the closing bid prices for the 20 trading days immediately preceding the closing date.

On March 3, 2005, 250,000 restricted shares of common stock were issued to Dutchess Private Equities Fund, LP valued at $.10 per share relating to a $200,000 note agreement.

During the quarter ended March 31, 2004, we issued approximately 1,485,000 shares of our common stock related to our equity line of credit with Dutchess Private Equities Fund, LP to fund operations, acquisitions and working capital. On June 15th, 2004, we entered into a note agreement with our then Chief Financial Officer, Linda Ehlen. Ms. Ehlen extended a loan to us in the amount of $61,200 bearing an interest amount of 8% per annum and a face amount premium of 20%. On March 3, 2005, Ms. Ehlen was issued 307,000 shares of restricted stock relating to the loan agreement. On September 17th, 2004, our Chief Executive Officer, Scott Gallagher, entered into a note agreement. Mr. Gallagher extended us loans in the amount of $133,800 one note bears an interest rate of 8% per annum and a face amount premium of 20%. On March 3, 2005, Mr. Gallagher was issued 625,000 restricted shares relating to the $125,000 loan agreement. These shares were issued to Ms. Ehlen and Mr. Gallagher in March of 2005. On August 26, 2004, we made the following issuances of shares of restricted common stock: 625,000 shares to our Chief Executive Officer as compensation, 250,000 shares to Linda Ehlen, our Chief Financial Officer, as compensation, 250,000 to our former Chief Operating Officer, Robert Lewis as compensation, 1,000,000 shares to SLP Management for consulting services and 153,500 shares to Pentony Enterprises for consulting services.

On November 13, 2004 933,973 shares of restricted common stock were issued for consulting services. 625,000 Shares were issued to Scott Gallagher and 308,973 were issued to Linda Ehlen.

On January 20, 2005, we issued 500,000 restricted shares of common stock to Dutchess Private Equities Fund, LP valued at $.10 per share relating to a $500,000 note agreement entered into during 2005.

On January 26, 2005, we issued 100,000 restricted shares of common stock to Dutchess Private Equities Fund, LP relating to a convertible debenture.

On February 11, 2005, we issued 100,000 restricted shares of common stock to Dutchess Private Equities Fund, LP relating to a convertible debenture.

On February 28, 2005, we issued 262,423 restricted shares of common stock to Dutchess Private Equities Fund, LP relating to a convertible debenture.

On March 3, 2005, we issued 59,663 restricted shares of common stock to Dutchess Private Equities Fund, LP relating to a convertible debenture.

On January 11, 2005, we issued 56,024 shares of restricted common stock to Dutchess Private Equities Fund, II, LP relating to our equity line of credit.

On January 12, 2005, we issued 764,049 shares of restricted common stock to Dutchess Private Equities Fund, II, LP relating to our equity line of credit.

On February 1, 2005, we issued 164,552 shares of restricted common stock to Dutchess Private Equities Fund, II, LP relating to our equity line of credit.

On February 9, 2005, we issued 244,500 shares of restricted common stock to Dutchess Private Equities Fund, II, LP relating to our equity line of credit.

On February 18, 2005, we issued 75,300 shares of restricted common stock to Dutchess Private Equities Fund, II, LP relating to our equity line of credit.

On March 11, 2005, we issued 777,001 shares of restricted common stock to Dutchess Private Equities Fund, II, LP relating to our equity line of credit.

On March 28, 2005, we issued 4,000 shares of restricted common stock to Dutchess Private Equities Fund, II, LP relating to our equity line of credit.

On April 1, 2005, we issued 297,957 shares of restricted common stock to Dutchess Private Equities Fund, II, LP relating to our equity line of credit.

On April 29, 2005, we issued 282,000 shares of restricted common stock to Dutchess Private Equities Fund, II, LP relating to our equity line of credit.

On November 10, 2005, we issued 110,000 shares of restricted common stock to Dutchess Private Equities Fund, II, LP relating to our equity line of credit.

On November 17, 2005, we issued 555,000 shares of restricted common stock to Dutchess Private Equities Fund, II, LP relating to our equity line of credit.

On November 28, 2005, we issued 1,046,000 shares of restricted common stock to Dutchess Private Equities Fund, II, LP relating to our equity line of credit.

On December 5, 2005, we issued 2,310,780 shares of restricted common stock to Dutchess Private Equities Fund, II, LP relating to our equity line of credit.

On December 12, 2005, we issued 1,453,100 shares of restricted common stock to Dutchess Private Equities Fund, II, LP relating to our equity line of credit.

On March 4, 2005, we closed a private placement with 18 accredited investors in which we issued 14,493,750 shares of common stock and associated warrants for gross proceeds of $1,159,500. We agreed to file a Registration Statement with the SEC to register the resale of the shares of our common stock and the shares that may be issued if the investors exercise the warrants. The A warrants allow investors to purchase 14,493,750 shares of our common stock at an exercise price of $0.12, subject to adjustment, and the A warrants expire in March 2008. The B warrants allow investors to purchase 14,493,750 shares of our common stock at an exercise price of $0.08, subject to adjustment, and the B warrants expire 180 days after a Registration Statement is declared effective by the Securities and Exchange Commission.

On April 25, 2005, we sold 625,000 restricted shares to Iroquois Master Fund valued at $0.08 with "piggy-back" Registration rights for total proceeds of $50,000. In accordance with the private placements, the investor will receive two classes, A and B warrants, for each share purchased. The warrants are priced at $.12 and $.08. We filed the terms and conditions of the financing, including registration rights in March of 2005 on Form 8-K. The funds will be used for general working capital purposes.

On June 15, 2005, we sold 312,500 shares to Omicron Investment Fund valued at $0.08 with "piggy-back" Registration rights for total proceeds of $25,000. In accordance with the private placements, the investor will receive two classes, A and B warrants, for each share purchased. The warrants are priced at $.12 and $.08. We filed the terms and conditions of the financing, including registration rights in March of 2005 on Form 8K. The funds will be used for general working capital purposes.

On December 29, 2005, we entered into a transaction with 10 accredited investors in which we agreed to issue up to $1,896,551 of secured, convertible promissory notes with an original discount of 21%. We actually raised $1,820,690 in the transaction. The Notes can convert into shares of our common stock, subject to certain conditions, at a per share conversion price set forth in the Notes. On December 29, 2005, we received proceeds of $1,000,000 after the 21% discount but before expenses. On January 4, 2005 we received an additional $440,000 after the 21% discount but before expenses.

We also agreed to issue warrants to purchase shares of our common stock. We agreed to issue 100 Class A Warrants for each 100 shares which would be issued on the closing date assuming the complete conversion of the Notes on the closing date at the conversion price then in effect. The exercise price of the Class A Warrants is $0.02868. The Class A Warrants shall be exercisable until the date that the Registration Statement (as defined in the Subscription Agreement filed as Exhibit 10.2 to the Form 8-K dated January 5, 2006) has been effective for the unrestricted public resale of the Warrant Shares for 4 years.

We agreed to issue 50 Class B Warrants for each 100 shares which would be issued on the closing date assuming the complete conversion of the Notes on the closing date at the conversion price then in effect. The exercise price of the Class B Warrants is $0.0239. The Class B Warrants are exercisable until the later of four months after the actual effective date of Registration Statement (as defined in the Subscription Agreement filed as Exhibit 10.2 to the Form 8-K dated January 5, 2006), or ninety days after the actual effective date of a Second Registration Statement (as defined in the Subscription Agreement filed as
Exhibit  10.2  to  the  Form  8-K  dated  January  5,  2006).

We also agreed to issue the 10 accredited investors 35,520,424 shares of our common stock to be distributed pro rata among the purchasers of the Notes. As part of our acquisition of See World Satellites, Inc., we issued to Richard Miller 1,000,000 shares of our Series B Convertible Preferred Stock.
On April 28, 2006, we issued warrants to purchase 14,619,263 shares of our common stock to 5 accredited investors. The exercise price of the warrants is $0.04 and they are exercisable until the later of four months after the actual effective date of Registration Statement (as defined in the Subscription Agreement filed as Exhibit 10.2 to the Form 8-K dated January 5, 2006), or ninety days after the actual effective date of a Second Registration Statement (as defined in the Subscription Agreement filed as Exhibit 10.2 to the Form 8-K dated January 5, 2006).

On June 10, 2006 we issued warrants to purchase 2,500,000 shares of our common stock to Olympus Securities as payment for a finders fee relating to the financing closed on December 29, 2006.

We believe such issuances were exempt from registration pursuant to Section 4(2) of the Securities Act and any regulations promulgated thereunder, relating to sales by an issuer not involving any public offering.

With  respect to the sales of our common stock described above, we relied on the
Section 4(2) and/or 4(6) exemptions from securities registration under the federal securities laws for transactions not involving any public offering. No advertising or general solicitation was employed in offering the shares. The shares were sold to sophisticated and/or accredited investors. The securities were offered for investment purposes only and not for the purpose of resale or distribution, and the transfer thereof was appropriately restricted by us. The securities issued in the foregoing transactions were made in reliance upon an exemption from registration under Rule 701 promulgated under Section 3(b) of the Securities Act. Alternatively, these issuances of securities were undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sale was made to a sophisticated or accredited investor, as defined in Rule 502;

- we gave the purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised the purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that the purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

EXHIBITS

NUMBER                            DESCRIPTION

2.1 Agreement and Plan of Merger between the Company and FTS Apparel, Inc., dated December 23, 2003 (included as Attachment A to the Definitive Proxy on Form DEF 14A filed January 9, 2004, and incorporated herein by reference).

3.1 Articles of Incorporation dated December 23, 2003 (included as Attachment B to the Definitive Proxy on Form DEF 14A filed January 9, 2004, and incorporated herein by reference).

3.2 Bylaws (included as Attachment C to the Definitive Proxy on Form DEF 14A filed January 9, 2004, and incorporated herein by reference).

3.3 Amendment to the Articles of Incorporation (included as Exhibit 10.1 to the Form 8-K filed March 13, 2006, and incorporated herein by reference).

3.4 Certificate of Designation for Series B Convertible Preferred Stock dated March 8, 2006 (included as Exhibit 10.1 to the Form 8-K filed March 13, 2006 and incorporated herein by reference).

4.1 Form of Certificate for Common Shares (included as exhibit 4.1 to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended
     December  31,  1998  and  incorporated  herein  by  this  reference).

4.2 Subscription Agreement Form (included as exhibit 10.1 to the Form 8-K filed February 24, 2003, and incorporated herein by reference).

4.3 Debenture Agreement between the Company and Dutchess Private Equities Fund, L.P., dated February 14, 2003 (included as exhibit 10.2 to the Form 8-K filed February 24, 2003, and incorporated herein by reference).

4.4 Registration Rights Agreement between the Company and Dutchess Private Equities Fund, L.P., dated February 14, 2003 (included as exhibit 10.3 to the Form 8-K filed February 24, 2003, and incorporated herein by reference).

4.5 Debenture Exchange Agreement between the Company and Dutchess Private Equities Fund, L.P., dated February 14, 2003 (included as exhibit 10.5 to the Form 8-K filed February 24, 2003, and incorporated herein by reference).

4.6  Addendum  to  the  Subscription Agreement, dated July 21, 2003 (included as
     Exhibit 10.1 to the Form 8-K filed July 22, 2003, and incorporated herein by reference).

4.7 Amended Debenture between the Company and Dutchess Private Equities Fund, L.P., dated February 14, 2003 (included as Exhibit 10.2 to the Form 8-K filed July 22, 2003, and incorporated herein by reference).

4.8 Registration Rights Agreement between the Company and Dutchess Private Equities Fund, L.P., dated January 9, 2004 (filed as Exhibit 10.16 to the Form SB-2 filed January 28, 2004, and incorporated herein by reference).

4.9 Subscription Agreement Form (included as exhibit 10.1 to the Form 8-K filed March 24, 2005, and incorporated herein by reference).

4.10 A Warrant Form (included as exhibit 4.1 to the Form 8-K filed March 24, 2005, and incorporated herein by reference).

4.11 B Warrant Form (included as exhibit 4.2 to the Form 8-K filed March 24, 2005, and incorporated herein by reference).

4.12 Promissory Note between the Company and Dutchess Private Equities Fund, II, L.P., dated October 27, 2004 (included as exhibit 4.11 to the Form SB-2 filed June 17, 2005, and incorporated herein by reference).

4.13 Promissory Note between the Company and Dutchess Private Equities Fund, II, L.P., dated January 10, 2005 (included as exhibit 4.12 to the Form SB-2 filed June 17, 2005, and incorporated herein by reference).

4.14 A Warrant Form (included as Exhibit 4.1 to the Form 8-K filed January 5, 2006, and incorporated herein by reference).

4.15 B Warrant Form (included as Exhibit 4.2 to the Form 8-K filed January 5, 2006, and incorporated herein by reference).

4.16 Form of Common Stock Purchase Warrant (included as exhibit 4.16 to the Form SB-2/A filed July 5, 2006 and incorporated herein by reference).

5.1* Opinion  re:  legality  of  Amy  M.  Trombly,  Esq.

10.1 Subscription Agreement Form (included as exhibit 10.1 to the Form 8-K filed February 24, 2003, and incorporated herein by reference).

10.2 Debenture Agreement between the Company and Dutchess Private Equities Fund, LP, dated February 14, 2003 (included as exhibit 10.2 to the Form 8-K filed February 24, 2003, and incorporated herein by reference).

10.3 Registration Rights Agreement between the Company and Dutchess Private Equities Fund, LP, dated February 14, 2003 (included as exhibit 10.3 to the Form 8-K filed February 24, 2003, and incorporated herein by reference).

10.4 Escrow Agreement between the Company and Dutchess Private Equities Fund, LP, dated February 14, 2003 (included as exhibit 10.4 to the Form 8-K filed February 24, 2003, and incorporated herein by reference).

10.5 Debenture Exchange Agreement between the Company and Dutchess Private Equities Fund, LP, dated February 14, 2003 (included as exhibit 10.5 to the Form 8-K filed February 24, 2003, and incorporated herein by reference).

10.6 Addendum  to  the  Subscription Agreement, dated July 21, 2003 (included as
     Exhibit 10.1 to the Form 8-K filed July 22, 2003, and incorporated herein by reference).

10.7 Amended Debenture between the Company and Dutchess Private EquitiesFund, LP, dated February 14, 2003 (included as Exhibit 10.2 to the Form 8-K filed July 22, 2003, and incorporated herein by reference).

10.8 Memorandum of Understanding between the Company and Malsha Imports, Inc., dated February 28, 2003 (included as Exhibit 10.11 to the Form SB-2/A filed September 15, 2003, and incorporated herein by reference).

10.9 Confidentiality and No Conflict Agreement between the Company and American Connections, LLC, dated February 28, 2003 (included as Exhibit 10.12 to the Form SB-2/A filed September 15, 2003, and incorporated herein by reference).

10.10 Authorized Subcontractor Agreement between the Company and American Connections, LLC, dated February 28, 2003 (included as Exhibit 10.13 to the Form SB-2/A filed September 15, 2003, and incorporated herein by reference).

10.11 Lease Agreement between the Company and American Connections Florida, LLC, dated May 22, 2003 (included as Exhibit 10.14 to the Form SB-2/A filed September 15, 2003, and incorporated herein by reference).

10.12 Investment Agreement between the Company and Dutchess Private Equities Fund, LP, dated January 9, 2004 (included as exhibit 10.15 to the Form SB-2 filed January 28, 2004, and incorporated herein by reference).

10.13 Registration Rights Agreement between the Company and Dutchess Private Equities Fund, LP, dated January 9, 2004 (included as Exhibit 10.16 to the Form SB-2 filed January 28, 2004, and incorporated herein by reference).

10.14 Placement Agent Agreement between the Company, Dutchess Private Equities Fund, LP, and Charleston Capital Securities, dated January 9, 2004 (included as Exhibit 10.17 to the Form SB-2 filed January 28, 2004, and incorporated herein by reference).

10.15 Consulting Agreement between the Company and W. Scott McBride, dated January 15, 2004 (included as exhibit 99.1 to the Form S-8 filed February 3, 2004, and incorporated herein by reference).

10.16 Corporate Consulting Agreement between the Company and Theodore J. Smith, Jr., dated January 28, 2004 (included as exhibit 99.2 to the Form S-8 filed February 3, 2004, and incorporated herein by reference).

10.17 Consulting Agreement between the Company and Mike DeGirolamo, dated January 5, 2004 (included as exhibit 99.3 to the Form S-8 filed February 3, 2004, and incorporated herein by reference).

10.18 Consulting Agreement between the Company and Jeff Teischer, dated January 5, 2004 (included as exhibit 99.4 to the Form S-8 filed February 3, 2004, and incorporated herein by reference).

10.19 Consulting Agreement between the Company and David Taylor, dated December 12, 2003 (included as exhibit 99.5 to the Form S-8 filed February 3, 2004, and incorporated herein by reference).

10.20 Consulting Agreement between the Company and Pablo Oliva, dated November 12, 2003 (included as exhibit 99.6 to the Form S-8 filed February 3, 2004, and incorporated herein by reference).

10.21 Consulting Agreement between the Company and Tommy Hollman, dated January 27, 2004 (included as exhibit 99.7 to the Form S-8 filed February 3, 2004, and incorporated herein by reference).

10.22 Compensation Agreement between the Company, W. Scott McBride, David Rasmussen, James H. Gilligan, and Scott Gallagher, dated January 29, 2004 (included as exhibit 99.8 to the Form S-8 filed February 3, 2004, and incorporated herein by reference).

10.23 Lease Agreement between the Company and Investments Limited, dated August 25, 2004 (included as exhibit 10.1 to the Form 8-K filed September 9, 2004, and incorporated herein by reference).

10.24 Consulting Agreement between the Company and Pablo Oliva, dated October 26, 2004 (included as exhibit 99.1 to the Form S-8 filed January 11, 2005, and incorporated herein by reference).

10.25 Corporate Consulting Agreement between the Company and Theodore J. Smith, Jr., October 26, 2004 (included as exhibit 99.2 to the Form S-8 filed January 11, 2005, and incorporated herein by reference).

10.26 Subscription Agreement Form (included as exhibit 10.1 to the Form 8-K filed March 24, 2005, and incorporated herein by reference).

10.27 Promissory Note between the Company and Alpha Capital Aktiengesellschaft (included as Exhibit 10.1 to the Form 8-K filed January 5, 2006, and incorporated herein by reference).

10.28 Subscription Agreement between the Company and certain subscribers, dated December 29, 2005 (included as Exhibit 10.2 to the Form 8-K filed January 5, 2006, and incorporated herein by reference).

10.29 Guaranty Agreement between the Company and certain lenders, dated December 29, 2005 (included as Exhibit 10.3 to the Form 8-K filed January 5, 2006, and incorporated herein by reference).

10.30 Security Agreement between the Company and certain lenders, dated December 29, 2005 (included as Exhibit 10.4 to the Form 8-K filed January 5, 2006, and incorporated herein by reference).

10.31 Security and Pledge Agreement between the Company and certain lenders, dated December 29, 2005 (included as Exhibit 10.5 to the Form 8-K filed January 5, 2006, and incorporated herein by reference).

10.32 Collateral Agent Agreement between the Company and certain lenders (included as Exhibit 10.6 to the Form 8-K filed January 5, 2006, and incorporated herein by reference).

10.33 Promissory Note between the Company and Richard E. Miller, dated January 3, 2006 (included as Exhibit 10.1 to the Form 8-K filed January 9, 2006, and incorporated herein by reference).

10.34 Stock Purchase Agreement between the Company and Richard E. Miller, dated January 3, 2006 (included as Exhibit 10.2 to the Form 8-K filed January 9, 2006, and incorporated herein by reference).

10.35 Stock Escrow Agreement between the Company, Richard E. Miller, and Lambert& Martineau, attorneys at law, dated January 3, 2006 (included as
     Exhibit 10.3 to the Form 8-K filed January 9, 2006, and incorporated herein by reference).

10.36 Amendment Number 1 to the Retailer Agreement between the Company and EchoStar Satellite LLC, dated March 31, 2006 (included as Exhibit 10.1 to the Form 8-K filed March 31, 2006, and incorporated herein by reference).

10.37 Amendment to extend Authorized Regional Service Provider Agreement between the Company and Dish Network Service LLC dated March 31, 2006 (included as
     Exhibit 10.2 to the Form 8-K filed March 31, 2006, and incorporated herein by reference).

10.38 Letter Agreement between the Company and EchoStar Satellite LLC, dated March 27 2006 (included as exhibit 10.1 to the Form 8-K filed April 5, 2006 and incorporated herein by reference).

10.39 Employment Agreement between the Company and Scott Gallagher dated November 15, 2005 (included as exhibit 10.27 to the Form 10-QSB filed May 15, 2006 and incorporated herein by reference).

10.40 Employment Agreement between the Company and David Rasmussen dated February 1, 2006 (included as exhibit 10.28 to the Form 10-QSB filed May 15, 2006 and incorporated herein by reference).

14.1 Corporate Code of Conduct and Ethics (included as exhibit 14.1 to the Form 10-KSB filed April 14, 2004, and incorporated herein by reference).

21.1 Subsidiaries of the Registrant (included as exhibit 21.1 to the Form 10-QSB filed November 14, 2005, and incorporated herein by reference).

23.1 Consent  of  R.E.  Bassie  &  Co.

23.2* Consent  of  Withum,  Smith  &  Brown,  P.C.

23.3* Consent  of  Counsel (contained in Exhibit 5.1) * To be filed by amendment

                                  UNDERTAKINGS

(a)  The  undersigned  registrant  hereby  undertakes  to:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To  include  any  prospectus required by section 10(a)(3) of the Securities
Act:

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)(ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any t of the following communication, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (ss.230.424 of this chapter)

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(g) That for the purpose of determining any liability under the Securities Act to any purchaser:

(1) If the small business issuer is relying on Rule 430B (ss.230.430B of this chapter):

(i) Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3)(ss.230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or
(b)(7)  (ss.230.424(b)(2),  (b)(5),  or  (b)(7)  of  this  chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x)(ss.230.415(a)(1)(i), (vii), or (x)
of  this  chapter)  for  the  purpose  of  providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the State of Florida, on December 12, 2006.
                                 FTS GROUP, INC.

        By:  /s/  Scott  Gallagher
            --------------------------------
        Scott  Gallagher
        Chief  Executive  Officer  and
        Interim  Chief  Financial  Officer

Signature                                    Date

/s/  Scott  Gallagher                December  12,  2006
-------------------------            ------------------
Scott  Gallagher
Chief  Executive  Officer,

Interim  Chief  Financial  Officer,  Director  and  Chief  Accounting  Officer

/s/  David  R.  Rasmussen            December  12,  2006
--------------------------           ------------------
David  R.  Rasmussen
Chief  Operating  Officer  and  Director